ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN

                        HERITAGE BROADCASTING GROUP, INC.

                                    as Seller
                                       AND
                         SINCLAIR BROADCAST GROUP, INC.
                                    as Buyer





                            Dated as of July 16, 1997


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                                TABLE OF CONTENTS
                                                                          Page
ARTICLE 1. DEFINITIONS AND REFERENCES......................................2

ARTICLE 2. SALE AND PURCHASE OF ASSETS.....................................2

      2.1. Asset Sale and Purchase of Assets...............................2

               2.1.1.  FCC Licenses........................................2
               2.1.2.  Real and Leased Property Interests..................3
               2.1.3.  Tangible Personal Property..........................3
               2.1.4.  Intellectual Property...............................3
               2.1.5.  Program Contracts...................................3
               2.1.6.  Trade-out Agreements................................4
               2.1.7.  Broadcast Time Sales Agreement......................4
               2.1.8.  Operating Contracts.................................4
               2.1.9.  Vehicles............................................4
               2.1.10. Files and Records...................................4
               2.1.11. Auxiliary Facilities................................5
               2.1.12. Permits and Licenses................................5
               2.1.13. Goodwill............................................5

      2.2. Excluded Assets.................................................5

               2.2.1.  Cash................................................5
               2.2.2.  Accounts Receivable.................................5
               2.2.3.  Personal Property Disposed Of.......................5
               2.2.4.  Insurance...........................................6
               2.2.5.  Employee Plans and Assets...........................6
               2.2.6.  Right to Tax Refunds................................6
               2.2.7.  Certain Books and Records...........................6
               2.2.8.  Third-Party Claims..................................6
               2.2.9.  Rights Under this Agreement.........................6
               2.2.10. Names...............................................6
               2.2.11. Deposit and Prepaid Expenses........................7
               2.2.12. Miscellaneous Excluded Assets.......................7

      2.3. Escrow Deposit..................................................7
      2.4. Purchase Price..................................................7
      2.5. Payment of Purchase Price at Closing............................7
      2.6. Preliminary Payment.............................................8
      2.7. Proration Amount...............................................10
      2.8. Allocation of Base Purchase Price and Deposit..................13
      2.9. Assumption of Liabilities......................................13
      2.10. News Corp. Guaranty...........................................14

ARTICLE 3. REPRESENTATIONS AND WARRANTIES BY SELLER.......................14

      3.1. Organization and Standing......................................14
      3.2. Authorization..................................................15
      3.3. Compliance with Laws...........................................15
      3.4. Consents and Approvals; No Conflicts...........................15



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      3.5.  Financial Statements; Undisclosed Liabilities.................16
      3.6.  Absence of Certain Changes or Events..........................16
      3.7.  Absence of Litigation.........................................17
      3.8.  Assets........................................................17
      3.9.  FCC Matters...................................................17
      3.10. Real Property.................................................18
      3.11. Intellectual Property.........................................19
      3.12. Station Contracts.............................................19
      3.13. Taxes.........................................................19
      3.14. Employee Benefit Plans........................................20
      3.15. Labor Relations...............................................22
      3.16. Environmental Matters.........................................22
      3.17. Insurance.....................................................23
      3.18. Reports.......................................................23

ARTICLE 4. REPRESENTATIONS AND WARRANTIES BY BUYER........................24

      4.1.  Organization and Standing.....................................24
      4.2.  Authorization.................................................24
      4.3.  Consents and Approvals; No Conflicts..........................24
      4.4.  Availability of Funds.........................................25
      4.5.  Qualification of Buyer........................................25
      4.6.  WARN Act......................................................26
      4.7.  No Outside Reliance...........................................26
      4.8.  Interpretation of Certain Provisions..........................26

ARTICLE 5. PRE-CLOSING FILINGS............................................26

      5.1.  Applications for FCC Consent..................................26
      5.2.  Hart-Scott-Rodino.............................................27
      5.3.  Non-Required Actions..........................................27

ARTICLE 6. COVENANTS AND AGREEMENTS OF SELLER.............................27

      6.1.  Negative Covenants............................................27

               6.1.1.  Dispositions; Mergers..............................28
               6.1.2.  Accounting Principles and Practices................28
               6.1.3.  Trade-out Agreements...............................28
               6.1.4.  Broadcast Time Sales Agreements....................28
               6.1.5.  TBAs...............................................28
               6.1.6.  Additional Agreements..............................28
               6.1.7.  Breaches...........................................28
               6.1.8.  Employee Matters...................................29
               6.1.9.  Actions Affecting FCC Licenses.....................29
               6.1.10. Programming........................................29
               6.1.11. Encumbrances.......................................29
               6.1.12. Transactions With Affiliates.......................29


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      6.2.  Affirmative Covenants.........................................29

               6.2.1. Preserve Existence..................................29
               6.2.2. Normal Operations...................................30
               6.2.3. Maintain FCC Licenses...............................30
               6.2.4. Station Contracts...................................30
               6.2.5. Taxes...............................................30
               6.2.6. Access..............................................30
               6.2.7. Insurance...........................................31
               6.2.8. Financial Statements................................31
               6.2.9. Consents............................................32
               6.2.10. Corporate Action...................................33
               6.2.11. Environmental Audit................................33

      6.3. Confidentiality................................................33
      6.4. Trustee Acknowledgment.........................................33

ARTICLE 7. COVENANS AND AGREEMENTS OF BUYER...............................34

      7.1. Confidentiality................................................34
      7.2. Corporate Action...............................................34
      7.3. Access.........................................................34
      7.4. Collection of Receivables......................................35

ARTICLE 8. MUTUAL COVENANTS AND UNDERSTANDINGS  OF SELLER AND BUYER.......36

      8.1. Possession and Control.........................................36
      8.2. Risk of Loss...................................................36
      8.3. Public Announcements...........................................37
      8.4. Employee Matters...............................................37
      8.5. Disclosure Schedules...........................................40
      8.6. Bulk Sales Laws................................................40
      8.7. Tax Matters....................................................40
      8.8. Preservation of Books and Records..............................40

ARTICLE 9. CONDITIONS PRECEDENT TO  BUYER'S OBLIGATION TO CLOSE...........40

      9.1. Representations and Covenants..................................41
      9.2. Delivery of Documents..........................................41
      9.3. FCC Order......................................................41
      9.4. Hart-Scott-Rodino..............................................41
      9.5. Legal Proceedings..............................................41

ARTICLE 10. CONDITIONS PRECEDENT TO  SELLER'S OBLIGATION TO CLOSE.........42

      10.1. Consummation of the Merger....................................42
      10.2. Representations and Covenants.................................42
      10.3. Delivery by Buyer.............................................42
      10.4. FCC Order.....................................................42
      10.5. Hart-Scott-Rodino.............................................42
      10.6. Legal Proceedings.............................................43


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ARTICLE 11. CLOSING.......................................................43

      11.1.  Closings.....................................................43
      11.2.  Delivery by Seller...........................................43

               11.2.1. Agreements and Instruments.........................43
               11.2.2. Consents...........................................44
               11.2.3. Certified Resolutions..............................44
               11.2.4. Officers' Certificates.............................44
               11.2.5. Good Standing Certificates.........................44
               11.2.6. Opinion of Counsel.................................44

      11.3.  Delivery by Buyer............................................44

               11.3.1. Purchase Price Payment.............................44
               11.3.2. Agreements and Instruments.........................45
               11.3.3. Certified Resolutions..............................45
               11.3.4. Officers' Certificate..............................45
               11.3.5. Opinion of Counsel.................................45

ARTICLE 12. SURVIVAL; INDEMNIFICATION.....................................45

      12.1.  Survival of Representations..................................45
      12.2.  Indemnification by Seller....................................46
      12.3.  Indemnification by Buyer.....................................47
      12.4.  Limitations on Indemnification...............................47
      12.5.  Conditions of Indemnification................................48
      12.6.  Cure of Breach...............................................49

ARTICLE 13. TERMINATION...................................................50

      13.1. Termination by the Parties....................................50
      13.2. Automatic Termination.........................................50
      13.3. Effect of Termination.........................................50

ARTICLE 14. REMEDIES......................................................51

      14.1. Default by Buyer..............................................51
      14.2. Default by Seller.............................................52
      14.3. Liquidated Damages............................................52

ARTICLE 15. GENERAL PROVISIONS............................................52

      15.1. Additional Actions, Documents and Information.................52
      15.2. Brokers.......................................................53
      15.3. Expenses and Taxes............................................53
      15.4. Notices.......................................................53
      15.5. Waiver........................................................55
      15.6. Benefit and Assignment........................................55
      15.7. Entire Agreement; Amendment...................................56
      15.8. Severability..................................................57
      15.9. Headings......................................................57
      15.10. Governing Law................................................57
      15.11. Signature in Counterparts....................................57

                                    SCHEDULES

Schedule 2.1.1                        FCC Licenses
Schedule 2.1.2                        Real Property Interests
Schedule 2.1.3                        Tangible Personal Property
Schedule 2.1.5                        Program Contracts
Schedule 2.1.6                        Trade-out Agreements
Schedule 2.1.8                        Operating Contracts
Schedule 2.1.9                        Vehicles
Schedule 2.2.12                       Excluded Assets
Schedule 3.4                          Consents
Schedule 3.6                          Absence of Certain Changes or Events
Schedule 3.7                          Litigation
Schedule 3.8                          Encumbrances on Assets
Schedule 3.9                          FCC Matters
Schedule 3.14                         Employee Benefit Plans
Schedule 3.15                         Employee Matters
Schedule 3.16                         Environmental Matters
Schedule 3.17                         Insurance
Schedule 4.5.1                        Buyer Stations




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                                    EXHIBITS



           EXHIBIT A     Form of Deposit Escrow Agreement

           EXHIBIT B     Form of Bill of Sale and Assignment of Assets

           EXHIBIT C     Form of Assignment of FCC Licenses

           EXHIBIT D     Form of Assignment of Contracts and Leases

           EXHIBIT E     Form of Assumption Agreement

           EXHIBIT F     Form of Retention Agreement

           EXHIBIT G     Form of Opinion of Hogan & Hartson L.L.P.

                            ASSET PURCHASE AGREEMENT



                    THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of this 16th day of July, 1997, by and between HERITAGE BROADCASTING GROUP, INC., a Delaware corporation ("Seller") and SINCLAIR BROADCAST GROUP, INC., a Maryland corporation ("Buyer").

                    WHEREAS, Heritage Media Corporation, a Delaware corporation ("HMC"), The News Corporation Limited, a South Australia corporation ("News Corp."), and HMC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of News Corp. ("Merger Sub"), are parties to that certain Agreement and Plan of Merger dated as of March 17, 1997 (the "Merger Agreement"), pursuant to which, among other things, HMC will be merged with and into Merger Sub (the "Merger"), with Merger Sub surviving as a wholly-owned subsidiary of News Corp.;

                    WHEREAS, in connection with the Merger, HMC and News Corp. have agreed that certain radio stations owned, controlled or operated by certain subsidiaries of HMC will be divested;

                    WHEREAS, News Corp., HMC and William G. Evans (the "Trustee") have entered into a Transfer Agreement (the "Transfer Agreement") dated as of May 2, 1997, pursuant to which Heritage Media Services, Inc. ("Heritage Media"), a wholly-owned subsidiary of HMC, has agreed to transfer to the Trustee all of the stock of HMI Broadcasting Corporation, a wholly-owned subsidiary of Heritage Media and the direct or indirect sole stockholder of Seller, pursuant to and in accordance with the terms and conditions of the Transfer Agreement and a Trust Agreement by and among the Trustee, HMC, News Corp. and Heritage Media, to be entered into as of the closing of the Merger (the "Trust Agreement");

                    WHEREAS, Seller is a wholly-owned indirect subsidiary of HMC;

                    WHEREAS, Seller is the licensee of radio broadcast stations WRNO(FM), New Orleans, Louisiana, WEZB(FM), New Orleans, Louisiana and WBYU(AM), New Orleans, Louisiana (individually, a "Station" and collectively, the "Stations") pursuant to certain authorizations issued by the FCC, and Seller operates the Stations and owns or leases certain assets used in connection with the operation of the Stations;

                    WHEREAS, the parties hereto desire to enter into this Agreement to provide for the sale, assignment and transfer by Seller to Buyer of the assets owned, leased or used by Seller in connection with the business and operations of the Stations.

                    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:



                                   ARTICLE 1.
                           DEFINITIONS AND REFERENCES

                    Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.


                                   ARTICLE 2.
                           SALE AND PURCHASE OF ASSETS


         2.1.       Asset Sale and Purchase of Assets.

                    Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, upon the Closing with respect to the Stations, Seller shall sell, assign, transfer, convey and deliver to Buyer free and clear of any Encumbrances other than Permitted Encumbrances, and Buyer shall purchase, acquire, pay for and accept from Seller, all of Seller's right, title and interest in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, owned, leased, used or useful by Seller in connection with the business and operations of the Stations (collectively, the "Assets"); but excluding the Excluded Assets described in Section 2.2.

                    The  Assets  shall  include,  without  limitation,   all  of
Seller's right, title and interest in, to and under the following:

                    2.1.1.      FCC Licenses.

                                All licenses,  permits and other  authorizations
issued by the FCC to Seller for the operation of the Stations (the "FCC Licenses"), including without limitation those listed in Schedule 2.1.1, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto.

                    2.1.2.      Real and Leased Property Interests.


                                (a)  All  the  real  property  owned  by  Seller
including, without limitation, all land, fee interests, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon owned by Seller and used or useful in connection with the business and operations of the Stations ("Real Property"), including, without limitation, all of those items listed in Schedule 2.1.2.

                                (b) All the real property leasehold interests of
Seller including, without limitation, leases and subleases of any land, easements and other real property leasehold interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon leased by Seller in connection with the business and operations of the Stations ("Leased Property"), including, without limitation, all of those items listed in Schedule 2.1.2.

                    2.1.3.      Tangible Personal Property.

                                All of  the  furniture,  fixtures,  furnishings,
machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description owned, leased or used by Seller in connection with the business and operations of the Stations, together with any replacements thereof and additions thereto made before the Closing, and less any retirements or dispositions thereof made before the Closing in the Ordinary Course of Business, including, without limitation, those items which have a book value in excess of Five Thousand Dollars ($5,000), all of which are set forth and identified in Schedule 2.1.3.

                    2.1.4.      Intellectual Property.

                                All   of   the   service   marks,    copyrights,
franchises, trademarks, trade names, jingles, slogans, logotypes and other similar intangible assets maintained, owned, leased or used by Seller in connection with the business and operations of the Stations (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, the right to use the call letters for the Stations.

                    2.1.5.      Program Contracts.

                                The program  licenses and contracts  under which
Seller is authorized to broadcast programs on the Stations (collectively the "Program Contracts") including, without limitation, (a) all program (cash and non-cash) licenses and contracts listed on Schedule 2.1.5, and (b) any other such program contracts that are entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement.


                    2.1.6.      Trade-out Agreements.

                                All contracts and agreements  (excluding Program
Contracts) pursuant to which Seller has sold, traded or bartered commercial air time on the Stations in consideration for any property or services in lieu of or in addition to cash (collectively, the "Trade-out Agreements") including, without limitation, those set forth and identified in Schedule 2.1.6.

                    2.1.7. Broadcast Time Sales Agreement.

                                All contracts and  agreements  pursuant to which
Seller has sold commercial air time on the Stations for cash (collectively the "Time Sales Agreements").

                    2.1.8. Operating Contracts.

                                All other  operating  contracts  and  agreements
relating to the business or operations of the Stations, all material such contracts as of the date hereof being listed on Schedule 2.1.8 (including, without limitation, any TBA, all employment agreements and talent contracts, all leases and subleases relating to the Leased Property, all agreements relating to any motor vehicles, all collective bargaining agreements, all network affiliation agreements and all national and local advertising representation agreements for the Stations), together with all contracts and agreements that will be entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement (collectively, the "Operating Contracts" and together with the Program Contracts, Trade-out Agreements and the Time Sales Agreements, the "Station Contracts").

                    2.1.9.      Vehicles.

                                All  automotive  equipment  and  motor  vehicles
maintained, owned, leased or otherwise used by Seller in connection with the business and operations of the Stations, including, without limitation, those set forth and described in Schedule 2.1.9.

                    2.1.10.     Files and Records.

                                All  engineering,   business  and  other  books,
papers, logs, files and records pertaining to the business and operations of the Stations, but not the organizational documents and records described in Section 2.2.7.

                    2.1.11.     Auxiliary Facilities.


                                All  translators,   earth  stations,  and  other
auxiliary facilities, and all applications therefor owned, leased or otherwise used or useful by Seller in connection with the business and operations of the Stations.

                    2.1.12.     Permits and Licenses.

                                All permits, approvals, orders,  authorizations,
consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used or useful by Seller in connection with the business and operations of the Stations and all pending applications therefor.

                    2.1.13.     Goodwill.

                                The   business  of  the  Stations  as  a  "going
concern", customer relationships and goodwill.


         2.2.       Excluded Assets.

                    Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets and retained by Seller, to the extent in existence as of the Closing Date for a particular Station, the following assets (collectively, the "Excluded Assets").

                    2.2.1.      Cash.

                                All cash,  cash  equivalents or deposits held by
Seller, all interest payable in connection with any such cash, cash equivalents or deposits or short term investments, bank balances and rights in and to bank accounts, marketable and other securities of Seller; provided, however, if Buyer has made the Preliminary Payment, Buyer shall be entitled to receive the cash flow from the business and operations of the Stations to the extent provided for in Section 2.6.

                    2.2.2.      Accounts Receivable.

                                All  Accounts  Receivable  arising  out  of  the
business and operations of the Stations.

                    2.2.3.      Personal Property Disposed Of.

                                All tangible  personal  property  disposed of or
consumed in the Ordinary Course of Business as permitted by this Agreement.

                    2.2.4.      Insurance.


                                All  contracts  of insurance  and all  insurance
plans and the assets thereof.

                    2.2.5.      Employee Plans and Assets.

                                All Plans,  Benefit Arrangements (except for any
Station Contracts, Proration Items or other matters which are specifically assumed by Buyer pursuant to the terms hereof), Qualified Plans and Welfare Plans and the assets thereof.

                    2.2.6.      Right to Tax Refunds.

                    Any and all claims of Seller with respect to any Tax refunds.

                    2.2.7.      Certain Books and Records.

                                All of (a)  Seller's  organizational  documents,
corporate books and records (including minute books and stock ledgers and records), and originals of account books of original entry, (b) duplicated copies of any books, records, accounts, checks, payment records, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information of Seller relating to Seller's operation of the business of the Stations prior to the Closing, (c) all records prepared by or on behalf of Seller in connection with the sale of the Stations, and (d) all records and documents relating to any Excluded Assets.

                    2.2.8.      Third-Party Claims.

                                All rights and claims of Seller whether  mature,
contingent or otherwise, against third parties relating to the Assets or the Stations, whether in tort, contract, or otherwise.

                    2.2.9.      Rights Under this Agreement.

                                All of Seller's rights under or pursuant to this
Agreement or any other rights in favor of Seller pursuant to the other agreements contemplated hereby.

                    2.2.10.     Names.

                                All rights to the names "Heritage  Broadcasting"
and "Heritage Media" and any logo or variation thereof and the goodwill associated therewith.

                    2.2.11.     Deposit and Prepaid Expenses.


                                All of Seller's  deposits and prepaid  expenses,
provided, however, any deposit and prepaid expenses shall be included in the Assets conveyed pursuant hereto to the extent that Seller receives a credit therefor in the calculation of the Proration Amount pursuant to Section 2.7.

                    2.2.12.     Miscellaneous Excluded Assets.

                    The assets listed and identified on Schedule 2.2.12.


         2.3.       Escrow Deposit.

                    For and in partial consideration of the execution and delivery of this Agreement, simultaneously with the execution and delivery of this Agreement and the Multi-Stations Agreement, Buyer is depositing in escrow with the Deposit Escrow Agent an amount equal to SIXTY-THREE MILLION DOLLARS ($63,000,000) in cash, for the benefit of the Heritage Sellers, such amount to be held as an earnest money deposit (the "Deposit"), in accordance with the terms and conditions of the Deposit Escrow Agreement. Upon the written request of Buyer, the parties hereto agree to negotiate in good faith an amendment to the Deposit Escrow Agreement to provide for the replacement of the cash Deposit with an original, irrevocable letter of credit for the benefit of Seller in the amount of the Deposit, all on terms and conditions satisfactory to Seller in its sole and absolute discretion.


         2.4.       Purchase Price.

                    For and in consideration of the conveyances and assignments described herein and in addition to the assumption of Liabilities as set forth in Section 2.9, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an amount equal to TWENTY-SIX MILLION DOLLARS ($26,000,000), (the "Base Purchase Price"), plus or minus (as the case may be) the Proration Amount (collectively, the "Purchase Price").


         2.5.       Payment of Purchase Price at Closing.

                    The Purchase Price shall be payable to Seller at the Closing (except to the extent that the Purchase Price shall have been paid on the Preliminary Payment Date pursuant to Section 2.6) as follows:

                  2.5.1. Buyer and Seller shall cause the Deposit Escrow Agent to deliver to Seller the amount of Two Million Six Hundred Thousand Dollars ($2,600,000) of the Deposit (the "Allocable Deposit") by wire transfer of immediately available federal funds to an account which will be identified by Seller not less than two (2) days prior to the Closing Date; provided, however, none of the Allocable Deposit shall be released by the Deposit Escrow Agent at the Closing until the Deposit Release Date.


                  2.5.2. Buyer shall deliver the balance of the Purchase Price by wire transfer of immediately available federal funds to an account which will be identified by Seller not less than two (2) days prior to the Closing Date; provided, however, until such time as the Deposit Release Date shall have occurred, Buyer shall deliver the entire Purchase Price.


         2.6.     Preliminary Payment.

                  2.6.1. If the Closing for the Stations shall not have occurred prior to such date which is nine (9) months after the date of this Agreement and Buyer shall not have paid to Seller on or prior to such date the amount of Twenty-Six Million Dollars ($26,000,000) (the "Preliminary Payment") pursuant to
Section 2.6.3 below, then (a) if the Deposit Release Date shall have occurred, Seller shall immediately receive the Allocable Deposit, (b) Seller shall sell the Stations for Seller's account and benefit on terms and conditions to such buyer or buyers as determined by Seller in its sole and absolute discretion (such a sale is hereinafter referred to as a "Makewell Sale"), and (c) Seller's obligations hereunder to proceed with the sale of the Stations to Buyer shall automatically terminate without further action by the parties. Seller agrees to use commercially reasonable efforts to consummate such Makewell Sale on arm's length terms within four (4) years after the date hereof. If the issuance of the FCC Orders for the Stations is delayed until after the date which is nine (9) months after the date of this Agreement solely due to any issue raised by the FCC or any petitioner concerning any Subject Party, then Seller's right to sell the Stations in a Makewell Sale pursuant to Section 2.6.1 and to receive the Allocable Deposit pursuant to this Section 2.6.1 shall be delayed until the issuance of the FCC Orders for the Stations. In the event of such a delay, if the FCC Application with respect to the Stations shall ultimately be denied by the FCC and such FCC decision shall become final and non-appealable, then Buyer shall have the right to terminate the transactions contemplated herein with respect to the Stations and, if the Deposit Release Date shall have occurred, then Buyer shall receive the Allocable Deposit or, if later, when the Deposit Release Date occurs. If the Closing shall not have occurred on or prior to such date which is nine (9) months after the date of this Agreement due solely to an intentional breach by Seller which caused the conditions set forth in Section
9.2 not to be satisfied, then Seller's right to sell the Stations in a Makewell Sale pursuant to Section 2.6.1 and to receive the Allocable Deposit pursuant to
Section 2.6.1 shall be delayed until such breach is cured by Seller.

                  2.6.2.  At the closing of a Makewell  Sale pursuant to Section
2.6.1 (the "Makewell Closing"), Seller shall receive all proceeds from such Makewell Sale, and Buyer shall immediately pay to Seller (the "Makewell Payment") the amount equal to the greater of (a) the Allocable Deposit or (b) sum of (i) the amount, if any, by which the Preliminary Payment exceeds the proceeds received by Seller from such Makewell Sale (net of all Disposition Expenses other than income Taxes in connection with such Makewell Sale), plus
(ii) interest on the Preliminary Payment (less the Allocable Deposit previously released to Sellers) at the rate of six percent (6%) per annum from the date which is nine (9) months after the date of this Agreement until the date that Seller receives the Makewell Payment from Buyer. Such payment shall be made by wire transfer of immediately available federal funds to an account identified by Seller not less than two (2) days prior to the date of the Makewell Closing. If Seller has received the Allocable Deposit in accordance with this Section 2.6.2, upon the payment of the Makewell Payment pursuant to this Section 2.6.2, Seller shall return the Allocable Deposit (but not in excess of the Makewell Payment) to Buyer by wire transfer of immediately available federal funds to an account identified by Buyer.


                  2.6.3. In lieu of a Makewell Sale for the Stations, Buyer shall have the right to pay to Seller the Preliminary Payment in respect of the Stations at any time on or prior to such date which is nine (9) months after the date of this Agreement (the date on which Seller receives the Preliminary Payment from Buyer pursuant to this Section 2.6.3 is referred to herein as the "Preliminary Payment Date"). Payment of the Preliminary Payment shall be made as follows:

                  (a) Buyer shall cause the Deposit Escrow Agent to deliver to Seller the Allocable Deposit by wire transfer of immediately available federal funds to an account which will be identified by Seller not less than two (2) days prior to the Preliminary Payment Date; provided, however, the Allocable Deposit shall not be released by the Deposit Escrow Agent until the Deposit Release Date.

                  (b) Buyer shall deliver the balance of the Preliminary Payment by wire transfer of immediately available federal funds to an account which will be identified by Seller not less than two (2) days prior to the Preliminary Payment Date; provided, however, until such time as the Deposit Release Date shall have occurred, Buyer shall deliver the entire Preliminary Payment.

                  2.6.4 From and after the payment of the Preliminary Payment and continuing until the earlier to occur of the Closing Date or the closing of an Account Sale (the "Interim Period"), the Stations shall remain under the ownership and complete control of Seller, and Seller shall operate the Stations for Buyer's account and benefit; provided, however, that the proceeds from the collection of Accounts Receivable of the Stations in existence as of the Preliminary Payment Date shall be for the account of Seller. During the Interim Period, all revenues from the operation of the Stations (other than the proceeds from the collection of the Accounts Receivable of such Stations in existence as of the Preliminary Payment
Date) in excess of the Seller's Cost of Carry (the "Stations' Cash Flow") shall be maintained by Seller for the benefit of Buyer. For tax purposes, the parties agree that at all times during the Interim Period, Seller shall be treated as the owner of the Stations, and all tax reports and returns will be filed consistent therewith; provided, however, that Buyer shall have the right to consult with Seller with respect to any tax treatment of the Stations that could affect Buyer's ownership thereof after Closing. Notwithstanding anything else herein to the contrary, if during the Interim Period the Stations' Cash Flow is insufficient to permit Seller to take any action necessary to avoid a breach of this Agreement, no breach will be deemed to have occurred if Seller gives Buyer notice and an opportunity to provide the funds necessary to take the required action.


                  2.6.5. If the Closing for the Stations shall not have occurred prior to such date which is two (2) years after the date of this Agreement and Seller shall have received the Preliminary Payment, then Seller shall have the right to sell (or at any time following Seller's receipt of the Preliminary Payment, Buyer shall have the right to cause Seller to sell) the Stations in an Account Sale. At the closing of an Account Sale pursuant to this Section 2.6.5, all proceeds therefrom (net of all Disposition Expenses in connection with such Account Sale), shall be paid directly to Buyer by wire transfer of immediately available funds to an account identified by Buyer in writing.

                  2.6.6.  Buyer  acknowledges  and agrees that,  notwithstanding anything to the contrary contained in this Agreement or otherwise, Buyer's obligation to pay the Makewell Payment pursuant to Section 2.6.2 and the rights of Seller to receive such payment, (a) shall be absolute and unconditional and not subject to any right of set-off, deduction or counterclaim and (b) shall not be affected by any condition, fact or circumstance, including, without limitation, the existence of any breach of any representations, warranties, covenants or agreements of Seller. Payment of the Preliminary Payment or the Makewell Payment shall be final and non-refundable and Buyer shall not seek to recover all or any part of such payment from Seller for any reason whatsoever; provided, however, that the foregoing shall not limit Buyer's rights to seek indemnification in accordance with the terms and conditions of this Agreement.


         2.7.       Proration Amount.

                  2.7.1. Subject to the terms and conditions of Section 2.7.2, at least five (5) days prior to the Closing Date for the Stations, Seller shall make a good faith estimate of the adjustments to the Base Purchase Price customary in radio broadcast station transactions for Proration Items (the "Proration Amount") to reflect that all Proration Items of the Stations shall be apportioned between Buyer and Seller in accordance with the principle that Seller shall receive the benefit of all revenues, refunds, deposits (other than deposits for Program Contracts which shall be prorated based on the percentage of the term that the program was aired on the Stations before the Closing Date and the percentage available to be aired on and after the Closing Date) and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Stations for the period prior to the Closing Date, and Buyer shall receive the benefit of all revenues, refunds, deposits and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Stations from and after the Closing Date; provided, however, that there shall be no adjustment or proration for any negative or positive net trade balance except to the extent that the negative trade balance (i.e., the amount by which the value of goods or services to be received is less than the value of any advertising time remaining to be run) for all of the Stations exceeds $50,000 as of the Closing Date. Determinations pursuant to this Section 2.7.1 shall be made in accordance with generally accepted accounting principles consistently applied for the period prior to the Closing Date.


                  2.7.2.  Notwithstanding  anything to the contrary contained in
Section 2.7.1 and to the extent consistent with Section 2.6.5, if Seller shall have received the Preliminary Payment, then the Proration Amount for the Stations shall be determined under Section 2.7.1 on the Closing Date (or the closing date of an Account Sale, if applicable) in accordance with the principle that Seller shall receive the benefit of all revenues, refunds, deposits (other than deposits for Program Contracts which shall be prorated based on the percentage of the term that the film or program was aired on the Stations before the Preliminary Payment Date and the percentage available to be aired on and after the Preliminary Payment Date) and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Stations for the period prior to the Preliminary Payment Date, and Buyer shall receive the benefit of all revenues, refunds, deposits (other than deposits for Program Contracts which shall be prorated based on the percentage of the term that the film or program was aired on the Stations before the Preliminary Payment Date and the percentage available to be aired on and after the Preliminary Payment Date) and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Stations for the period from and after the Preliminary Payment Date.

                  2.7.3. Within ninety (90) days after the Closing Date (or the closing date of an Account Sale, if applicable), Buyer shall deliver to Seller in writing and in reasonable detail a good faith final determination of the Proration Amount determined as of the Closing Date under Section 2.7.1 or as of the Preliminary Payment Date under Section 2.7.2 ("Final Proration Amount"). Seller shall assist Buyer in making such determination, and Buyer shall provide Seller with reasonable access to the properties, books and records relating to the Stations for the purpose of determining the Final Proration Amount. Seller shall have the right to review the computations and workpapers used in connection with Buyer's preparation of the Final Proration Amount. If Seller disagrees with the amount of the Final Proration Amount determined by Buyer, Seller shall so notify Buyer in writing within thirty (30) days after the date of receipt of Buyer's Final Proration Amount, specifying in detail any point of disagreement; provided, however, that if Seller fails to notify Buyer in writing of Seller's disagreement within such thirty (30) day period, Buyer's determination of the Final Proration Amount shall be final, conclusive and binding on Seller and Buyer. After the receipt of any notice of disagreement, Buyer and Seller shall negotiate in good faith to resolve any disagreements regarding the Final
Proration Amount. If any such disagreement cannot be resolved by Seller and Buyer within thirty (30) days after Buyer has received notice from Seller of the existence of such disagreement, Buyer and Seller shall jointly select a nationally recognized independent public accounting firm (which has not performed any service for either Buyer or Seller or any of their respective subsidiaries at anytime during the two (2) year period prior to the date such firm is selected (the "Accounting Firm"), to review Buyer's determination of the Final Proration Amount and to resolve as soon as possible all points of disagreement raised by Seller. All determinations made by the Accounting Firm with respect to the Final Proration Amount shall be final, conclusive and binding on Buyer and Seller. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared one-half by Buyer and one-half by Seller.


                                If the  Final  Proration  Amount  is  such  that
Buyer's payment of the Proration Amount at Closing (or the closing of an Account Sale, if applicable) was an underpayment to Seller, then Buyer shall pay such underpayment amount to Seller in cash, within two (2) business days following the final determination of the Final Proration Amount. If the Final Proration Amount is such that Buyer's payment of the Proration Amount at Closing (or the closing of an Account Sale, if applicable) was an overpayment to Seller, then Seller shall pay such overpayment amount to Buyer in cash within two (2) business days following the final determination of the Final Proration Amount. Any amounts paid pursuant to this Section 2.7.3 shall be by wire transfer of immediately available funds for credit to the recipient at a bank account identified by such recipient in writing.

                                Buyer and Seller agree that prior to the date of
the final  determination  of the Final Proration Amount pursuant to this Section
2.7.3 (by the Accounting Firm or otherwise), neither party will destroy any records pertaining to, or necessary for, the final determination of the Final Proration Amount.

         2.8.       Allocation of Base Purchase Price and Deposit.

                    2.8.1. Seller and Buyer agree to allocate the Deposit among the Heritage Stations as set forth in Section 2.9 of the Multi-Stations Agreement.

                    2.8.2. Seller and Buyer each represent, warrant, covenant, and agree with each other that the Base Purchase Price shall be allocated among the classes of Assets for each Station, as agreed by the parties within sixty
(60) days after the date hereof. Seller and Buyer agree, pursuant to Section 1060 of the Code that the Base Purchase Price shall be allocated in accordance with this Section 2.8, and that all Tax returns and reports shall be filed consistent with such allocation. Notwithstanding any other provision of this Agreement, the provisions of this Section 2.8 shall survive the Closing Date without limitation.

                    2.8.3. If Seller and Buyer are unable to agree on such allocation, within sixty (60) days following execution of this Agreement, Seller and Buyer agree to retain a nationally recognized appraisal firm experienced in valuing broadcast properties which is mutually acceptable to Seller and Buyer (the "Appraisal Firm") to appraise the classes of Assets of each Station in accordance with the allocation for the Stations set forth in Section 2.8. The Appraisal Firm shall be instructed to perform an appraisal of the classes of Assets of each Station and to deliver a report to Seller and Buyer as soon as reasonably practicable (the "Appraisal Report"). Buyer and Seller shall each pay one-half of the fees, costs and expenses of the Appraisal Firm whether or not the transactions contemplated hereby are consummated.


         2.9.       Assumption of Liabilities.

                    2.9.1. At the Closing (unless there shall have occurred the Preliminary Payment Date, in which case the provisions of Section 2.9.3 shall apply, Buyer shall assume, pay, perform, discharge and indemnify and hold Seller harmless from and against (a) all Liabilities arising out of events occurring on or after the Closing Date related to the businesses or operations of the Stations or Buyer's ownership of the Assets, (b) all Liabilities arising out of events occurring on or after the Closing Date with respect to the FCC Licenses,
(c) all Liabilities arising on or after the Closing Date under the Station Contracts (including, without limitation, Trade-out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by Seller occurring prior to the Closing Date), (d) all Liabilities for which there is a downward adjustment to the Base Purchase Price in connection with the calculation of the Proration Amount, and (e) all Liabilities of

Seller to employees of the  Stations to be assumed by Buyer in  accordance  with
Section 8.4 hereof.


                    2.9.2. If Seller shall have received the Preliminary Payment, Buyer shall, at the Closing for the Stations, assume, pay, perform, discharge and indemnify and hold Seller harmless from and against (a) all Liabilities arising out of events occurring on or after the Preliminary Payment Date related to the businesses or operations of the Stations or the ownership of the Assets related to the Stations, (b) all Liabilities arising out of events occurring on or after the Preliminary Payment Date with respect to FCC Licenses attributable to the Stations, (c) all Liabilities arising on or after the Preliminary Payment Date under the Station Contracts (including, without limitation, Trade-out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by Sellers occurring prior to the Preliminary Payment Date), (d) all Liabilities for which there is or would be a downward adjustment to the Preliminary Payment in connection with the calculation of the Proration Amount for the Stations, and (e) all Liabilities of Seller to employees of the Stations to be assumed by Buyer in accordance with
Section 8.4 hereof (the Liabilities described in Sections 2.9.1, and 2.9.2, collectively, the "Assumed Liabilities").

                    2.9.3. Except for the Assumed Liabilities, Buyer assumes no other Liabilities of any kind or description.


         2.10.      News Corp. Guaranty

                    Contemporaneously with the execution and delivery of this Agreement, News Corp. has executed and delivered a Guaranty, pursuant to which News Corp. has absolutely and unconditionally guaranteed the prompt and complete payment and performance of the obligations of Seller under this Agreement.


                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES BY SELLER

                  Seller represents and warrants to Buyer as follows:


         3.1.       Organization and Standing.

                  Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business and is in good standing in any jurisdiction where it owns or operates a television or radio station and in each other jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Seller has the corporate power and authority to own, lease and otherwise to hold and operate the Assets, to carry on the business of the Station as now conducted, and to enter into and perform the terms of this Agreement, the other Seller Documents to which it is a party and the transactions contemplated hereby and thereby.



         3.2.       Authorization.

                    The execution, delivery and performance of this Agreement and of the other Seller Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement and the Deposit Escrow Agreement constitute, and upon execution and delivery each other Seller Document to which it is a party will constitute, valid and binding agreements and obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


         3.3.       Compliance with Laws.

                    To Seller's knowledge, Seller is in material compliance with all Laws applicable to Seller, to the Assets and Stations and to its business and operations. Seller has obtained and holds all material permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Authorities necessary in order to conduct the operations of the Stations as presently conducted.


         3.4.       Consents and Approvals; No Conflicts.

                    3.4.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Seller, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority, except as follows: (a) filings required under Hart-Scott-Rodino, (b) consents to the assignment of the FCC Licenses to Buyer by the FCC, (c) filings, if any, with respect to real estate transfer taxes, and (d) certain of the Station Contracts may be assigned only with the consent of third parties, as specified in Schedule 3.4.

                    3.4.2. Assuming all consents, approvals, authorizations and other actions described in Section 3.4.1 have been obtained and all filings and notifications described in Section 3.4.1 have been made, the execution, delivery and performance of this Agreement and the other Seller Documents by Seller do not and will not (a) conflict with or violate in any material respect any Law applicable to Seller, the Assets or Stations or by which any of the Assets or Stations is subject or affected, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any Station Contract or other material agreement to which Seller is a party or by which Seller is bound or to which any of the Assets or Stations is subject or affected, (c) result in the creation of any Encumbrance upon the Assets, and (d) conflict with or violate the organizational documents of Seller.



         3.5.       Financial Statements; Undisclosed Liabilities.

                    3.5.1. Seller has provided to Buyer an unaudited balance sheet of the Stations as of May 31, 1997 (the "Balance Sheet"), and an unaudited statement of income and operating cash flows for the five month period ending May 31, 1997. The financial statements referred to in this Section 3.5.1 (a) present fairly in all material respects the financial condition of the Stations as of the date and the results of operations and operating cash flows for the period indicated, and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that the financial statements referred to in this Section 3.5.1 do not contain all footnotes and cash flow information from investing and financing activities required under generally accepted accounting principles and are subject to customary year-end adjustments).

                    3.5.2. There exist no Liabilities of any of the Stations relating to, or arising out of, the business or operations of the Stations, contingent or absolute, matured or unmatured, known or unknown, except (a) as reflected on the Balance Sheet and (b) for Liabilities that (i) were incurred after May 31, 1997 (the "Current Balance Sheet Date") in the Ordinary Course of Business, or (ii) were not required to be reflected on the Balance Sheet in accordance with generally accepted accounting principles applied on a consistent basis.


         3.6.       Absence of Certain Changes or Events.

                    Except as set forth and described in Schedule 3.6, since the Current Balance Sheet Date, there has been no Material Adverse Effect. Since the Current Balance Sheet Date, Seller has conducted the business of the Stations in the Ordinary Course of Business, and Seller has not (a) incurred any extraordinary loss of, or injury to, any of the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) incurred, or become subject to, any Liability, except current Liabilities incurred in the Ordinary Course of Business; (c) discharged or satisfied any Encumbrance or paid any Liability other than current Liabilities shown in the Balance Sheet, current Liabilities incurred since the Current Balance Sheet Date in the Ordinary Course of Business, and Liabilities

(including, without limitation, partial and complete prepayments) arising under any credit or loan agreement between Seller and its lenders; (d) mortgaged, pledged or subjected to any Encumbrance any of the Assets (except for Permitted Encumbrances); (e) made any material change in any method of accounting or accounting practice; (f) sold, leased, assigned or otherwise transferred any of the material Assets other than obsolete Assets which have been replaced by suitable replacements; (g) made any material increase in compensation or benefits payable to any employee other than in the Ordinary Course of Business; or (h) made any agreement to do any of the foregoing.



         3.7.       Absence of Litigation.

                    Except as set forth on Schedule 3.7 as of the date hereof, there is no material or, to Seller's knowledge, immaterial action, suit, investigation, claim, arbitration, litigation or similar proceeding, nor any order, decree or judgment pending or, to Seller's knowledge, threatened against Seller, the Assets or Stations before any Governmental Authority.


         3.8.       Assets.

                    Except for the Excluded Assets, Seller's Assets include all of the assets or property used or useful in the businesses of the Stations as presently operated. Except for leased or licensed Assets, Seller is the owner of, and has good title to, the Assets free and clear of any Encumbrances, except for Permitted Encumbrances (including, without limitation, those items set forth on Schedule 3.8). At the Closing, Buyer shall acquire good title to, and all right, title and interest in and to the Assets, free and clear of all Encumbrances, except for the Permitted Encumbrances.


         3.9.       FCC Matters.

                    Seller  holds the FCC  Licenses  listed as held by Seller on
Schedule 2.1.1. Such FCC Licenses constitute all of the licenses, permits and authorizations from the FCC which have been issued to Seller that are required for the business and operations of the Stations. Except as set forth on Schedule 3.9, such FCC Licenses are valid and in full force and effect through the dates set forth on Schedule 2.1.1, unimpaired by any condition other than as set forth in the FCC Licenses. Except as set forth on Schedule 3.9, no application, action or proceeding is pending for the renewal or modification of any of Seller's FCC Licenses, and, except for actions or proceedings affecting radio broadcast stations generally, no application, complaint, action or proceeding is pending or, to Seller's knowledge, threatened that may result in the (a) the revocation, modification, non-renewal or suspension of any of such FCC Licenses, or (b) the issuance of a cease-and-desist order. Except as set forth in Schedule 3.9, Seller has no knowledge of any facts, conditions or events relating to Seller or the Stations that would reasonably be expected to cause the FCC to revoke any FCC License or not to grant any pending applications for renewal of the FCC Licenses or to deny the assignment of the FCC Licenses to a qualified Buyer as provided for in this Agreement.



         3.10.      Real Property.

                    3.10.1. Seller has good and marketable fee simple title to all fee estates included in the Real Property and good title to all other owned Real Property, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

                    3.10.2. Seller has a valid leasehold interest in all Leased Property listed as leased by Seller in Schedule 2.1.2. Schedule 2.1.2 lists all leases and subleases pursuant to which any of the Leased Property is leased by Seller. Seller is the owner and holder of all the Leased Property purported to be granted by such leases and subleases. Each such lease and sublease is valid as to Seller and, to Seller's knowledge valid as to any other party thereto, and is in full force and effect and, to Seller's knowledge, constitutes a legal and binding obligation of, and is legally enforceable against Seller and each other party thereto and grants the leasehold interest it purports to grant, including any rights to nondisturbance and peaceful and quiet enjoyment that may be contained therein. Seller is, and to the knowledge of Seller all other parties are, in compliance in all material respects with the provisions of such leases and subleases.

                    3.10.3.  The Real Property and the Leased Property listed in
Schedule 2.1.2 constitute all of the real property owned, leased or used by Seller in the business and operations of the Stations which is material to the business and operations of the Stations.

                    3.10.4. No portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending or, to the knowledge of Seller, threatened. To Seller's knowledge and to the extent that such documents are in Seller's possession, Seller has delivered to Buyer true, correct and complete copies of the following documents with respect to the Real Property and Leased Property: (i) deeds, by which Seller has received a fee interest in any of the Real Property; (ii) leases, by which Seller is the lessee or lessor of any of the Real Property;
(iii) title insurance policies or commitments; (iv) surveys; and (v) inspection reports or other instruments or reports, including, without limitation, any phase I or phase II environmental reports or other similar environmental reports, surveys or assessments (including any and all amendments and other modifications of such instruments).

         3.11.      Intellectual Property.

                    Seller possesses adequate rights, licenses and authority to use all Intellectual Property necessary to conduct the business of the Stations as presently conducted. Seller has good title to all Intellectual Property that it owns, free and clear of any Encumbrances, except for Permitted Encumbrances. Seller is not obligated to pay any royalty or other fees to anyone with respect to the Intellectual Property. Seller has not received any written notice to the effect that any service rendered by Seller relating to the business of the
Stations may infringe, or that Seller is otherwise infringing, on any Intellectual Property right or other legally protectable right of another. No director, officer or employee of Seller has any interest in any Intellectual Property.


         3.12.      Station Contracts.

                    Complete and correct copies of the Station Contracts set forth in Schedules 2.1.5, 2.1.6, and 2.1.8 (which schedules are true and correct in all material respects) have been made available to Buyer and (a) each such material Station Contract and, to Seller's knowledge, each such immaterial Station Contract, is in full force and effect and constitutes a legal, valid and binding obligation of Seller and, to Seller's knowledge, of each other party thereto; (b) Seller is not in breach or default in any material respect of the terms of any Station Contract; (c) none of the material rights of Seller under any such Station Contract will be subject to termination, nor will a default occur, as a result of the consummation of the transactions contemplated hereby, except to the extent that failure to obtain the prior consent to assignment thereof of any party thereto shall or could be interpreted to constitute a termination or modification of or a default under any such Station Contract; and
(d) to the knowledge of Seller, no other party to any such Station Contract is in breach or default in any material respect of the terms thereunder.


         3.13.      Taxes.

                    Seller has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all material Seller Tax Returns required to be filed by Seller on or before the Closing Date with respect to all material applicable Taxes. In the case of Seller Tax Returns which receive an extension for their date of filing, such Seller Tax Returns will be considered due on, and not considered required to be filed before, the extended due date. To Seller's knowledge, all Seller Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. Seller: (a) has paid all Taxes due to any Governmental Authority as indicated on the Seller Tax Returns; or (b) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have established) adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.



         3.14.      Employee Benefit Plans.

                    3.14.1. Schedule 3.14 lists all Plans and Benefit Arrangements (exclusive of severance arrangements and retention agreements) maintained by or contributed to by Seller or HMC for the benefit of the employees of the Stations (collectively, the "Benefit Plans"). Each Benefit Plan has been maintained in material compliance with its terms and with ERISA, the Code and other applicable Laws.

                    3.14.2. Schedule 3.14 sets forth a list of all Qualified Plans maintained by or contributed to by Seller or HMC for the benefit of the employees of the Stations. All such Qualified Plans and any related trust agreements or annuity agreements (or any other funding document) have been maintained in material compliance with ERISA and the Code (including, without limitation, the requirements for tax qualification described in Section 401 thereof), other than any Multiemployer Plan. To Seller's knowledge, any trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code.

                    3.14.3. Schedule 3.14 lists all funded Welfare Plans that provide benefits to current or former employees of Seller or its beneficiaries. To Seller's knowledge, the funding under each Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. To Seller's knowledge, neither HMC nor Seller is subject to taxation on the income of any Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

                    3.14.4. Neither HMC nor Seller has any post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Stations.

                    3.14.5.  To  Seller's  knowledge,  except  as set  forth  in
Schedule 3.14, HMC has (a) filed or caused to be filed all returns and reports on the Plans that it is required to file and (b) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for HMC and/or Seller have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from HMC and/or Seller or from any other person that are or could become an Encumbrance on any of the Assets or could otherwise adversely affect the businesses or Assets of Seller. To Seller's knowledge, HMC has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due. HMC has furnished to Buyer true and complete copies of all documents setting forth the terms and funding of each Plan.


                    3.14.6. Except as set forth in Schedule 3.14, neither Seller nor any ERISA Affiliate has ever sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Plan subject to
Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan). Neither Seller nor any ERISA Affiliate of Seller (since January 1, 1989) has terminated or withdrawn from or sought a funding waiver with respect to any plan subject to Title IV of ERISA, and no facts exist that could reasonably be expected to cause such actions in the future; no accumulated funding deficiency (as defined in Code Section 412), whether or not waived, exists with respect to any such plan; no reportable event (as defined in ERISA
Section 4043) has occurred with respect to any such plan (other than events for which reporting is waived); all costs of any such plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and the assets of each such plan, as of its last valuation date, exceeded its "Benefit Liabilities" (as defined in ERISA Section 4001(a)(16)); and, since the last valuation date for each such plan, no such plan has been amended or changed to increase the amounts of benefits thereunder and, to the knowledge of Seller, there has been no event that would reduce the excess of assets over benefit liabilities; and except as set forth in Schedule 3.14, neither Seller nor any ERISA Affiliate has ever made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any Multiemployer Plan.

                    3.14.7. No claims or lawsuits are pending or, to the knowledge of Seller, threatened by, against, or relating to any Benefit Plan. To Seller's knowledge, the Benefit Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity and no matters are pending with respect to any Qualified Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

                    3.14.8. With respect to each Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for Seller.


                    3.14.9. Seller has no liability (whether actual, contingent, with respect to any of the Assets or otherwise) with respect to any employee benefit plan that is not a Benefit Plan (exclusive of severance arrangements and retention agreements) or with respect to any employee benefit plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate.

                    3.14.10. All group health plans of Seller and its ERISA Affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and Seller has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date.



         3.15.      Labor Relations.

                    Seller has made available to Buyer a true and complete list of all employees of Seller engaged in the business or operations of the Stations as of the date set forth on the list, together with such employee's position, salary and date of hire. Schedule 3.15 lists all written employment contracts of Seller and all written agreements, plans, arrangements, commitments and understandings pursuant to which HMC or Seller has severance obligations. Except as set forth on Schedule 3.15, no labor union or other collective bargaining unit represents or, to Seller's knowledge, claims to represent, any of the employees of the Station. Except as set forth in Schedule 3.15, there are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending between Seller and any union or collective bargaining unit representing (or, to Seller's knowledge, claiming to represent) Seller's employees. Seller is in compliance with all Laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions, except for any noncompliance which would not have a Material Adverse Effect. Except as set forth in Schedule 3.15 hereto, there are no collective bargaining agreements relating to the Stations or the business and operations thereof.

         3.16.      Environmental Matters.

                    3.16.1. Except as set forth in Schedule 3.16, to Seller's knowledge (which knowledge is based on the items set forth on Schedule 3.16), Seller is in material compliance with, and the Real Property and all improvements thereon are in material compliance with, all Environmental Laws.

                    3.16.2. Except as set forth in Schedule 3.16, there are no pending or, to the knowledge of Seller, threatened actions, suits, claims, or other legal proceedings based on (and Seller has not received any written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority arising out of or attributable to): (a) the current or past presence at any part of the Real Property of Hazardous Materials; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property or the businesses or Assets of Seller; (d) any facility operations or procedures of Seller which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property arising from Seller's activities involving Hazardous Materials. To the knowledge of Seller, Seller has been duly issued all material permits, licenses, certificates and approvals required under any Environmental Law.


         3.17.      Insurance.

                    Schedule 3.17 contains a true and complete list and brief summary of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to Seller's Assets or the business and operations of the Stations. All such policies: (a) are in full force and effect; (b) are sufficient for compliance in all material respects by Seller with all requirements of Law and of all material agreements to which Seller is a party; and (c) to Seller's knowledge, are valid, outstanding, and enforceable policies and Seller is not in default in any material respect thereunder.


         3.18.      Reports.

                    All material returns, reports and statements that the Station is currently required to file with the FCC or any governmental agency have been timely filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with by Seller in all material respects. All of such reports, returns and statements are complete and correct in all material respects as filed. To Seller's knowledge, all documents required by the FCC to be deposited by Seller in Seller's public file (as defined in the rules and regulations of the FCC) during the period of operation of the Stations by Seller has been deposited therein.



                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES BY BUYER

                    Buyer represents, warrants and covenants to Seller as follows:


         4.1.       Organization and Standing.

                    Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland and by the Closing Date will be duly qualified to do business as a foreign corporation where such qualification is necessary. Buyer has the full corporate power and corporate authority to enter into and perform the terms of this Agreement and the other Buyer Documents and to carry out the transactions contemplated hereby and thereby.


         4.2.       Authorization.

                    The  execution,  delivery and  performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement and the Deposit Escrow Agreement constitute, and upon execution and delivery each such other Buyer Document will constitute, a valid and binding agreement and obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


         4.3.       Consents and Approvals; No Conflicts.

                    4.3.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Buyer, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority, except as follows: (a) filings required under

Hart-Scott-Rodino, (b) approvals of the assignment of the FCC Licenses to Buyer by the FCC and (c) filings, if any, with respect to real estate transfer taxes.


                    4.3.2. Assuming all consents, approvals, authorizations and other actions described in Section 4.3.1 have been obtained and all filings and notifications described in Section 4.3.1 have been made, the execution, delivery and performance of this Agreement and the other Buyer Documents by Buyer do not and will not (a) conflict with or violate any material Law applicable to Buyer,
(b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any material contract or material agreement to which Buyer is a party or by which Buyer is bound, or (c) conflict with or violate the organizational documents of Buyer.


         4.4.       Availability of Funds.

                    Buyer will have available on the Closing Date, on the Preliminary Payment Date, and on the date of the Makewell Closing sufficient funds to enable it to consummate the transactions contemplated hereby.


         4.5.       Qualification of Buyer.

                    4.5.1. Except as disclosed in Schedule 4.5.1, Buyer is, and pending Closing will remain legally, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate the Stations. Except as disclosed in Schedule 4.5.1, there are no facts or proceedings which would reasonably be expected to disqualify Buyer under the Communications Act or otherwise from acquiring or operating any of the Stations or would cause the FCC not to approve the assignment of the FCC Licenses to Buyer. Except as disclosed in Schedule 4.5.1, Buyer has no knowledge of any fact or circumstance relating to Buyer or any of Buyer's Affiliates that would reasonably be expected to (a) cause the filing of any objection to the assignment of the FCC Licenses to Buyer, or (b) lead to a delay in the processing by the FCC of the applications for such assignment. Except as disclosed in Schedule 4.5.1, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Buyer, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

                    4.5.2. As of the date hereof and through the later to occur of the HSR Filing and the filing of the FCC Applications, except as set forth on
Schedule 4.5.1, neither Buyer nor any Affiliate of Buyer (a) owns, controls or operates any television or radio station located in the DMA; (b) has any direct or indirect interest, including, without limitation, any equity, debt, security or any other financial interest, whether or not "attributable" (as defined in the rules and regulations of the FCC), or management interest, in (i) any television or radio station located in the DMA, or (ii) any applicant seeking to construct or acquire, by assignment of license or transfer of control, any such television or radio station (an "Applicant"); or (c) is a party to any TBA with a television or radio station located in the DMA, or with any Applicant. Buyer acknowledges and agrees that the representations set forth in this Section 4.5.2 shall take into account and include (a) the consummation of any proposed or pending acquisition (as of the date hereof and through the later to occur of the HSR Filing and the filing of the FCC Applications) of television or radio stations (including the acquisition of the Stations) by Buyer or any Affiliate of Buyer or any Applicant, and (b) any TBA or proposed or pending TBA (as of the date hereof and through the later to occur of the HSR Filing and the filing of the FCC Applications) to which Buyer or any Affiliate of Buyer is or may become a party.



         4.6.       WARN Act.

                    Buyer is not planning or contemplating, and has not made or taken, any decisions or actions concerning the employees of the Stations after the Closing Date that would require the service of notice under the Worker Adjustment and Retraining Act of 1988, as amended.


         4.7.       No Outside Reliance.

                    Buyer has not relied and is not relying on any statement, representation or warranty not made in this Agreement, any Schedule hereto or any certificate to be delivered to Buyer at the Closing pursuant to this Agreement. Buyer is not relying on any projections or other predictions contained or referred to in materials (other than the Schedules) that have been or may hereafter be provided to Buyer or any of its Affiliates, agents or representatives, and Seller makes no representations or warranties with respect to any such projections or other predictions.


         4.8.       Interpretation of Certain Provisions.

                    Buyer has not relied and is not relying on the specification of any dollar amount in any representation or warranty made in this Agreement or any Schedule hereto to indicate that such amounts, or higher or lower amounts, are or are not material, and agrees not to assert in any dispute or controversy between the parties hereto that specification of such amounts indicates or is evidence as to whether or not any obligation, item or matter is or is not material for purposes of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 5.
                               PRE-CLOSING FILINGS



         5.1.       Applications for FCC Consent.

                    Within ten (10) days following the execution of this Agreement, Seller and Buyer (or any direct or indirect wholly-owned subsidiary of Buyer which is a permitted assignee of Buyer under Section 15.6.1) shall jointly file applications for the Stations with the FCC requesting its consent to the assignment of the FCC Licenses for the Stations from Seller to Buyer (the "FCC Applications"). Seller and Buyer will diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the requested consents and approvals of the FCC Applications by the FCC.


         5.2.       Hart-Scott-Rodino.

                    Within ten (10) days following the execution of this Agreement, Seller and Buyer shall complete any filing that may be required pursuant to Hart-Scott-Rodino (each an "HSR Filing"). Seller and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of Hart-Scott-Rodino.


         5.3.       Non-Required Actions.

                    None of the parties hereto shall have any obligation to take any steps pursuant to Section 5.1 or Section 5.2 which would be reasonably expected to result in the incurrence of a material cost or other liability or which would require the divestiture of any business or assets of any party hereto or any Affiliate thereof. Notwithstanding anything to the contrary in the preceding sentence, Buyer shall have the obligation to make all payments to Seller in accordance with the terms and conditions herein.



                                   ARTICLE 6.
                       COVENANTS AND AGREEMENTS OF SELLER

                  Seller covenants and agrees with Buyer as follows:

         6.1.       Negative Covenants.

                    Pending and prior to the earlier of the Closing or the sale of the Stations under an Account Sale or a Makewell Sale (as applicable), Seller will not, without the prior written consent of Buyer (which consent will not be unreasonably withheld, delayed or conditioned, except in the case of matters referred to in Sections 6.1.7, 6.1.9 and 6.1.11, with respect to which Buyer's consent may be withheld in its sole and absolute discretion), do or agree to do any of the following:

                    6.1.1.      Dispositions; Mergers.

                                Sell,  assign,  lease or  otherwise  transfer or
dispose of any of the Assets other than at substantially fair market value and in the Ordinary Course of Business; or merge or consolidate with or into any other entity or enter into any contracts or agreements relating thereto.

                    6.1.2.      Accounting Principles and Practices.

                                Change  or  modify  any of  Seller's  accounting
principles or practices or any method of applying such principles or practices.

                    6.1.3.      Trade-out Agreements.

                                Enter into or renew any Trade-out Agreement that
would be binding on Buyer after the Closing Date, except in the Ordinary Course of Business and which requires the provision of broadcast time having a value of less than (a) $25,000 individually, and (b) together with existing Trade-out Agreements still in effect as of the Closing Date, $250,000 in the aggregate as of the Closing Date.

                    6.1.4.      Broadcast Time Sales Agreements.

                                Enter  into or renew  any Time  Sales  Agreement
except in the Ordinary Course of Business and which are for cash at prevailing rates for a term not exceeding twelve (12) months.

                    6.1.5.      TBAs.

                                Acquire or enter into or renew any TBA.

                    6.1.6.      Additional Agreements.

                                Acquire or enter into any new Station  Contracts
not referred to in Sections 6.1.3, 6.1.4 or 6.1.5 above, or renew, extend, amend, alter, modify or otherwise change any existing Station Contract, except in the Ordinary Course of Business (collectively, "Additional Agreements"); provided, however, Seller shall not enter into any Station Contract requiring payments by Seller under each Station Contract in excess of $50,000.


                    6.1.7.      Breaches.

                                Do or  omit  to do any act  which  will  cause a
material breach of any Station Contract.

                    6.1.8.      Employee Matters.

                                Enter into or become subject to any  employment,
labor, union, or professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plan; or increase the compensation payable or to become payable to any employee, or pay or arrange to pay any bonus payment to any employee, except in the Ordinary Course of Business.

                    6.1.9.      Actions Affecting FCC Licenses.

                                Take  any  action  which  may   jeopardize   the
validity or enforceability of or rights under the FCC Licenses.

                    6.1.10.     Programming.

                                Program or  broadcast  any  Program  Contract or
syndicated program, except in the Ordinary Course of Business.

                    6.1.11.     Encumbrances.

                                Create,   assume   or   permit   to  exist   any
Encumbrances upon any of the Assets except for Permitted Encumbrances and Encumbrances that will be discharged prior to or on the Closing Date.

                    6.1.12.     Transactions With Affiliates.

                                Enter into any transaction with any Affiliate of
Seller, News Corp. or any Affiliate of News Corp. that will be binding upon Buyer, the Assets or the Stations on or after the Closing Date, except for transactions not otherwise prohibited by this Section 6.1 and transactions between and among the Stations operating in the Ordinary Course of Business, in each case on arm's length terms.

         6.2.       Affirmative Covenants.

                    Pending and prior to the earlier of the Closing Date or the sale of the Stations under an Account Sale or a Makewell Sale (as applicable), Seller will:

                    6.2.1.      Preserve Existence.

                                Preserve its  corporate  existence  and business
organization intact, maintain its existing franchises and licenses, use commercially reasonable efforts to preserve for Buyer the relationships of the Stations with suppliers, customers, employees and others with whom the Stations have business relationships, and keep all of the Assets substantially in their present condition, ordinary wear and tear excepted.

                    6.2.2.      Normal Operations.

                                Subject  to the  terms  and  conditions  of this
Agreement (including, without limitation, Section 6.1), (a) carry on the businesses and activities of the Stations, including without limitation, promotional activities, the sale of advertising time, entering into other contracts and agreements, or purchasing and scheduling of programming, in the Ordinary Course of Business; (b) pay or otherwise satisfy all obligations (cash and barter) of the Stations in the Ordinary Course of Business; provided, however, Seller shall bring current as of the Closing Date all payments that are due and payable under Program Contracts as originally contracted; (c) maintain its books of account, records, and files in substantially the same manner as heretofore; and (d) maintain the Assets in customary repair, maintenance and condition, except to the extent of normal wear and tear, and repair or replace, consistently with the Ordinary Course of Business, any Asset that may be damaged or destroyed; notwithstanding the foregoing, Buyer acknowledges that the Seller shall not be obligated to spend any funds on capital expenditures after the date hereof, except for repair or replacement of Assets that may be damaged or destroyed.

                    6.2.3.      Maintain FCC Licenses.

                                Maintain the validity of the FCC  Licenses,  and
comply in all material respects with all requirements of the FCC Licenses and the rules and regulations of the FCC.

                    6.2.4.      Station Contracts.

                                Pay and perform its  obligations in the Ordinary
Course of Business under the Station Contracts to which it is a party and under any Additional Agreements that shall be entered into by Seller between the date hereof and the Closing pursuant to Section 6.1.6, in accordance with the respective terms and conditions of such Station Contracts.

                    6.2.5.      Taxes.


                                Pay or discharge all Taxes when due and payable.

                    6.2.6.      Access.

                                Cause to be afforded to representatives of Buyer
reasonable access during normal business hours to offices, properties, assets, books and records, contracts and reports of the Stations, as Buyer shall from time to time reasonably request; provided, however, that (a) such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel or operations of Seller or the Stations, and (b) under no circumstances shall Seller be required to provide access to Buyer or any representative of Buyer (i) any information or materials subject to confidentiality agreements with third parties required to be kept confidential by applicable Laws, or (ii) any privileged attorney-client communications or attorney work product. All requests for access to the offices, properties, assets, books and records, contracts and reports of the Stations shall be made to such representatives as Seller shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. Buyer acknowledges and agrees that neither Buyer nor its representatives shall contact any of the employees, customers, suppliers, partners, or other associates or Affiliates of Seller or the Stations, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of such representatives of Seller. Subject to and in accordance with the terms of this Section 6.2.6, Seller shall cooperate in all reasonable respects with Buyer's request to conduct an audit of the Seller' financial information as Buyer may reasonably determine is necessary to satisfy Buyer's public company reporting requirements pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 including, without limitation, (a) using commercially reasonable efforts to obtain the consent of Seller' auditors to permit Buyer and Buyer's auditors to have access to such auditors' work papers, and (b) consenting to such access by Buyer . Under no circumstance shall the preparation of any financial statements pursuant to such audit: (a) require Seller to change or modify any accounting policy, (b) cause any unreasonable disruption in the business or operations of any Station, or (c) cause any delay that is more than de minimis in any internal reporting requirements of Seller. All costs and expenses incurred in connection with the preparation of (and assimilation of relevant information for) any such financial statements shall be paid by Buyer.

                    6.2.7.      Insurance.

                                Maintain  in full  force and  effect  all of its
existing casualty, liability, and other insurance through the day following the Closing Date in amounts not less than those in effect on the date hereof.

                    6.2.8.      Financial Statements.


                                Provide Buyer with unaudited monthly  statements
of assets and liabilities of Seller relating to the business and operations of the Stations, and monthly statements of revenues and expenses reflecting the results of business and operations of the Stations for May, 1997 and for each month thereafter, within thirty (30) days after the end of each such month. Seller further agrees to provide Buyer with weekly sales pacing reports for the Stations.

                    6.2.9.      Consents.

                                (a)  Take  all  reasonable  action  required  to
obtain all consents, approvals and agreements of any third parties necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, including, without limitation, any consent of the parties to the Station Contracts designated as necessary in Schedule 3.4 in order to consummate the transactions contemplated hereby (collectively, the "Restricted Contracts"). Notwithstanding anything to the contrary set forth in this Agreement or otherwise, to the extent that the consent or approval of any third party is required under any Restricted Contract, Seller shall only be required to use reasonable efforts (not involving the payment by Seller of any money to any party to any such Restricted Contract, except to the extent required by
Section 6.2.9(b)) to obtain such consents and approvals, and in the event that Seller fails to obtain any such consent or approval, Buyer shall have no right to terminate this Agreement.

                                (b) Notwithstanding  anything to the contrary in
clause (a) above, Seller shall retain, until such time as any required consents shall have been obtained by Seller, all rights to and under any Station Contract which requires the consent of any other party thereto for assignment to Buyer if such consent has not been obtained on the Closing Date (the "Deferred Contract"). Until the assignment of the Deferred Contract, (i) Seller shall continue to use all commercially reasonable efforts and Buyer shall cooperate with Seller to obtain the consent and/or to remove any other impediments to such assignment, and (ii) Seller and Buyer agree to cooperate in any lawful arrangement to provide (to the extent permitted without breach of such Deferred Contract) that Buyer shall receive the benefits of such interest after the Closing Date to the same extent as if it were Seller; provided, however, if Buyer shall fail to receive such benefits after the Closing Date for any Leased Property that is a main transmitter tower site or a studio site for any Station (the "Designated Properties"), Seller agrees to make such payments as are necessary for Buyer to receive such benefits as long as the aggregate amount of all such payments does not exceed Two Hundred Thousand Dollars ($200,000) under this Agreement and the Multi-Stations Agreement for all such Designated Properties. If, subsequent to the Closing, Seller shall obtain required consents to assign any Deferred Contract, the Deferred Contract for which consent to assign has been obtained shall at that time be deemed to be conveyed, granted, bargained, sold, transferred, setover, assigned, released, delivered and confirmed to Buyer, without need of further action by Seller or of future documentation.


                    6.2.10.     Corporate Action.

                                Take all corporate  action  (including,  without
limitation, all shareholder action), under the Law of any state having jurisdiction over Seller necessary to effectuate the transactions contemplated by this Agreement and the other Seller Documents.

                    6.2.11.     Environmental Audit.

                                Seller shall permit Buyer and Buyer's agents, as
soon as practical after the date hereof and upon Buyer's request therefor, access to the Real Property and the Leased Property for the purpose of conducting, at Buyer's expense, Phase I and Phase II environmental audits. Any such environmental audits shall be conducted by a reputable environmental investigatory firm of Buyer's choice subject to the reasonable approval of Seller and in a manner as will not unreasonably interfere with the normal business and operations of any of the Stations.


         6.3.       Confidentiality.

                    Seller shall, at all times, maintain strict confidentiality with respect to all documents and information furnished to Seller by or on behalf of Buyer. Nothing shall be deemed to be confidential information that:
(a) is known to Seller at the time of its disclosure to Seller; (b) becomes publicly known or available other than through disclosure by Seller; (c) is received by Seller from a third party not actually known by Seller to be bound by a confidentiality agreement with or obligation to Buyer; or (d) is independently developed by Seller. Notwithstanding the foregoing provisions of this Section 6.3, Seller may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws; (b) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and (c) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Seller will return to Buyer all documents and other material prepared or furnished by Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

         6.4.       Trustee Acknowledgment.

                    Contemporaneously with the execution and delivery of the Trust Agreement, Seller shall cause the Trustee to execute a certificate or acknowledgment for the benefit of Buyer, pursuant to which the Trustee acknowledges and agrees to those items and obligations set forth in Section 3.1(c) of the Trust Agreement, attached as an exhibit to the Transfer Agreement.


                                   ARTICLE 7.
                        COVENANTS AND AGREEMENTS OF BUYER

                    Buyer covenants and agrees with Seller as follows:


         7.1.       Confidentiality.

                    Buyer shall, at all times prior to the Closing, maintain strict confidentiality with respect to all documents and information furnished to Buyer by or on behalf of Seller. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to Buyer;
(b) becomes publicly known or available other than through  disclosure by Buyer;
(c) is received by Buyer from a third party not actually known by Buyer to be bound by a confidentiality agreement with or obligation to Seller; or (d) is independently developed by Buyer. Notwithstanding the foregoing provisions of this Section 7.1, Buyer may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws; (b) to its officers, directors, partners, employees, representatives, financial advisors, attorneys, accountants, agents, underwriters, lenders, investors and any other potential sources of financing with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and (c) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Buyer will return to Seller all documents and other material prepared or furnished by Seller relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement.


         7.2.       Corporate Action.

                    Prior to the Closing, Buyer shall take all corporate action (including, without limitation, all shareholder action), under the Laws of any state having jurisdiction over Buyer necessary to effectuate the transactions contemplated by this Agreement and the other Buyer Documents.

         7.3.       Access.

                    From and after the Closing Date, Buyer shall cause to be afforded to representatives of Seller reasonable access during normal business hours to the offices, books and records, contracts and reports of the Stations, as Seller shall from time to time reasonably request; provided, however, that
(a) such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel or operations of Buyer or the Stations, and
(b) under no circumstances shall Buyer be required to provide access to Seller or any representatives of Seller (i) any information or materials subject to confidentiality agreements with third parties required to be kept confidential by applicable Laws, or (ii) any privileged attorney-client communications or attorney work product. All requests for access to the offices, books and records, contracts and reports of the Stations shall be made to such representatives as Buyer shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. Buyer agrees not to dispose of any books and records, contracts and reports of the Stations which relate to the operations of the Stations during the period during which the Stations were owned by Seller without consulting with Seller prior to disposal thereof and taking any reasonable action requested by Seller with respect to retention and transfer to Seller thereof.


         7.4.       Collection of Receivables.

                    At the Closing, Seller shall assign the Accounts Receivables to Buyer for collection purposes only, and, within ten (10) business days after the Closing Date, Seller shall furnish to Buyer a list of the Accounts Receivables by accounts and the amounts then owing. Buyer agrees, for a period of one hundred fifty (150) days following the Closing Date, without any requirement to litigate to collect the Accounts Receivables, to use its reasonable efforts (with at least the care and diligence Buyer uses to collect its own accounts receivable) to collect for Seller the Accounts Receivables and to remit to Seller on the fifth day following the last day of each month occurring during such one hundred fifty (150) day period (or, if any such day is a Saturday, Sunday or holiday, on the next day on which banking transactions are resumed), collections received by Buyer with respect to the Accounts Receivables. Buyer shall not make any referral or compromise of any Accounts Receivable to a collection agency or attorney for collection and shall not compromise for less than full value any Account Receivable without the prior written consent of Seller. Any Account Receivable not collected by Buyer within one hundred fifty (150) days following the Closing Date shall revert to Seller. Buyer shall reassign, without recourse to the Buyer, each Account Receivable and deliver to Seller, all records relating thereto on the same day as it remits to Seller the collections received. All payments in respect of the Accounts Receivables received during the one hundred fifty (150) day period shall be first applied to the oldest balance then due on the Accounts Receivables unless the account debtor indicates in writing that payment is to be applied otherwise due to a dispute over an Account Receivable. Buyer agrees, upon the reasonable request of Seller, to furnish to Seller periodic reports on the status of its Accounts Receivables. Buyer shall have no right to set-off any amounts collected for Accounts Receivable for any amounts owed to Buyer by Seller; provided, however, that Buyer shall have the right to seek indemnification in accordance with the terms and conditions of this Agreement.



                                   ARTICLE 8.
                       MUTUAL COVENANTS AND UNDERSTANDINGS
                               OF SELLER AND BUYER


         8.1.       Possession and Control.

                    Between the date hereof and the Closing Date (notwithstanding that the Preliminary Payment Date shall have occurred or any other provisions hereof), Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Stations, and such operation, including complete control and supervision of all programming, shall be the sole responsibility of Seller. On and after the Closing Date, Seller shall have no control over, or right to intervene, supervise, direct or participate in, the business and operations of the Stations.


         8.2.       Risk of Loss.

                    The  risk of loss or  damage  by fire or other  casualty  or cause to the Assets until the Closing Date shall be upon Seller (or in the event of the Preliminary Payment Date, thereafter the risk of loss shall be upon the Buyer). In the event of loss or damage prior to the Closing Date (or the Preliminary Payment Date, if applicable) with respect to which Seller has adequate replacement cost insurance and which has not been restored, replaced, or repaired as of the Closing Date (or the Preliminary Payment Date, if applicable), Buyer shall proceed with the Closing (or shall pay the Preliminary Payment, if applicable) and receive at Closing (or immediately after the Preliminary Payment, if applicable), the insurance proceeds or an assignment of the right to receive such insurance proceeds, as applicable, to which Seller otherwise would be entitled, whereupon Seller shall have no further liability to Buyer for such loss or damage; provided, however, if the failure of such Assets to be restored, replaced or repaired results in the regular broadcast transmission of any Station (including its effective radiated power) to be diminished in any material respect on what would otherwise be the Closing Date (or the Preliminary Payment Date, if applicable), then either or both of Seller and

Buyer shall be entitled, by written notice to the other, to postpone the Closing Date (or the Preliminary Payment Date, if applicable for such Station or, if later, when the Deposit Release Date occurs) for a period of up to ninety (90) days; provided, however, any delay in the Closing (or the Preliminary Payment, if applicable) for any Station shall not result in a delay of the Closing (or the Preliminary Payment, if applicable) for any other Stations which are to proceed to the Closing Date hereunder. In the event that such Station's broadcast transmission has not been resumed by such postponed Closing Date, either party may terminate the transactions contemplated herein with respect to such Station (and, if the Deposit Release Date shall have occurred, then Buyer shall receive that portion of the Allocable Deposit allocable to such Station) unless Buyer agrees to proceed with the Closing and receive at the Closing insurance proceeds or an assignment of the right to receive such insurance proceeds, as applicable, to which Seller otherwise would be entitled, whereupon Seller shall have no further liability to Buyer for such loss or damage with respect to such Station.



         8.3.       Public Announcements.

                    Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which Seller or Buyer is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.


         8.4.       Employee Matters.

                    8.4.1. Upon consummation of the Closing hereunder, Buyer shall offer employment to each of the employees of the Stations (including those on leave of absence, whether short-term, long-term, family, maternity, disability, paid, unpaid or other), at a comparable salary, position and place of employment as held by each such employee immediately prior to the Closing Date (such employees who are given such offers of employment are referred to herein as the "Transferred Employees"). Nothing in this Section 8.4.1 is intended to guarantee employment for any Transferred Employee for any length of time after the Closing Date.

                    8.4.2. Except as provided otherwise in this Section 8.4, Seller shall pay, discharge and be responsible for (a) all salary and wages arising out of or relating to the employment of the employees of the Stations prior to the Closing Date and (b) any employee benefits arising under the Benefit Plans of Seller and its

Affiliates during the period prior to the Closing Date. From and after the Closing Date, Buyer shall pay, discharge and be responsible for all salary, wages and benefits arising out of or relating to the employment of the Transferred Employees by Buyer on and after the Closing Date. Buyer shall be responsible for all severance Liabilities and all COBRA Liabilities for any Transferred Employees of the Stations terminated on or after the Closing Date, including, without limitation all Liabilities under the retention and severance agreements entered into pursuant to Section 8.4.8 (subject to Sellers' reimbursement obligations set forth in Section 8.4.8).


                    8.4.3. Buyer shall cause all Transferred Employees as of the Closing Date to be eligible to participate in its "employee welfare benefit plans" and "employee pension benefit plans" (as defined in Section 3(1) and 3(2) of ERISA, respectively) of Buyer in which similarly situated employees of Buyer are generally eligible to participate; provided, however, that all Transferred Employees and their spouses and dependents shall be eligible for coverage immediately after the Closing Date (and shall not be excluded from coverage on account of any pre-existing condition) to the extent provided under such plans with respect to Transferred Employees.

                    8.4.4. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan for which a Transferred Employee may be eligible after the Closing, Buyer shall ensure that, to the extent permitted by law, service by such Transferred Employee with Seller or any Affiliate of Seller shall be deemed to have been service with the Buyer. In addition, Buyer shall ensure that each Transferred Employee receives credit under any welfare benefit plan of Buyer for any deductibles or co-payments paid by such Transferred Employee and his or her dependents for the current plan year under a plan maintained by Seller or any Affiliate of Seller. Buyer shall grant credit to each transferred Employee for all sick leave in accordance with the policies of Buyer applicable generally to its employees after giving effect to service for Seller as service for Buyer. To the extent taken into account in determining the Final Proration Amount, Buyer shall assume and discharge Seller's Liabilities for the payment of all unused vacation leave accrued by Transferred Employees as of the Closing Date. To the extent any claim with respect to such accrued vacation leave is lodged against Seller, with respect to any Transferred Employee, Buyer shall indemnify, defend and hold harmless Seller from and against any and all losses, directly or indirectly, as a result of, or based upon or arising from the same.

                    8.4.5. As soon as practicable following the Closing Date, Buyer shall establish and maintain a defined contribution plan or plans (which may be a preexisting plan or plans (the "Buyer's Plan") intended to be qualified under Section 401(a) and 401(k) of the Code for the benefit of the Transferred Employees. Effective as of the Closing Date, Seller shall cause appropriate amendments to be made to the Heritage Media Corporation Retirement Savings Plan (the "Seller's Plan") to provide that the Transferred Employees shall be fully vested in their accounts  under  the  Seller's  Plan  (as  well  as  under  the  Heritage  Media
Corporation  Deferred   Compensation  Plan  for  Key  Employees).   As  soon  as
practicable after the Closing Date, Buyer shall take all necessary action to qualify Buyer's Plan under the applicable provisions of the Code (including but not limited to Section 401), if it is not yet so qualified, and Buyer and Seller shall make any and all filings and submissions to the appropriate governmental agencies required to be made by them in connection with the transfer of assets described hereafter. As soon as practicable following the earlier of the receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of both the Seller's Plan and the Buyer's Plan (each as amended to the date of transfer) or sooner, if Seller and Buyer so agree, Seller shall cause to be transferred to Buyer's Plan, in cash and in kind, all of the individual account balances of Transferred Employees under the Seller's Plan, including any outstanding plan participant loan receivables allocated to such accounts.


                    8.4.6. Buyer acknowledges and agrees that Buyer's obligations pursuant to this Section 8.4 are in addition to, and not in limitation of, Buyer's obligation to assume the employment contracts set forth on Schedule 2.1.8.

                    8.4.7. Except as otherwise provided in this Section 8.4 or in any employment, severance or retention agreements of any Transferred Employees, all Transferred Employees shall be at-will employees, and Buyer may terminate their employment or change their terms of employment at will. No employee (or beneficiary of any employee) of Seller may sue to enforce the terms of this Agreement, including specifically this Section 8.4, and no employee or beneficiary shall be treated as a third party beneficiary of this Agreement. Except to the extent provided for herein, Buyer may cover the Transferred Employees under existing or new benefit plans, programs, and arrangements, and may amend or terminate any such plans, programs, or arrangements at any time.

                    8.4.8. (a) Within ten (10) business days after the date hereof, Buyer shall notify Seller in writing if Buyer desires to have the current Station general manager enter into a retention agreement (the "Retained General Manager"). If so notified, Seller shall use reasonable efforts to enter into a retention agreement in the form of Exhibit F hereto with the Retained General Manager. If within nine (9) months after the Closing Date, Buyer terminates the employment of the Retained General Manager, Seller shall reimburse Buyer for any severance payments made by Buyer to the Retained General Manager pursuant to his or her retention agreement; provided, however, that such amount shall in no event exceed the Retained General Manager's annual salary in effect immediately prior to such Closing Date.

                    (b) The parties hereto acknowledge and agree that prior to Closing Date there will be only one (1) general manager in the DMA. If a vacant position for the general manager position shall occur prior to the Closing, Seller shall consult with Buyer prior to hiring a new general manager to fill such position. For each such new general manager hired by Seller, upon the written request of Buyer prior to the hiring of such general manager, Seller shall enter into a retention agreement with any such general manager in the form attached hereto as Exhibit F and reimburse Buyer for any severance payments as provided for in Section 8.4.8(a).


                    (c) Buyer acknowledges and agrees that if Seller has reimbursed Buyer for any severance obligations for any employee, neither Buyer nor any Affiliate of Buyer shall hire, employ or contract with any such employee for a period of one year from the date Seller has made the reimbursement payment.


         8.5.       Disclosure Schedules.

                    Seller and Buyer acknowledge and agree that Seller shall have the right from time to time after the date hereof to update or correct solely Schedules 2.1.5, 2.1.6, 2.1.8, 2.1.9, and 3.17 attached hereto solely to reflect actions by Seller after the date hereof which are not prohibited by
Section 6.1 hereof. The inclusion of any fact or item on a Schedule referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents, be relevant to any other section, be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears in the Schedules.


         8.6.       Bulk Sales Laws.

                    Buyer hereby waives compliance by Seller, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws.


         8.7.       Tax Matters.

                    Seller and Buyer each represent, warrant, covenant and agree with each other that for tax purposes the sale of Assets described herein is not effective until the Closing Date. Seller and Buyer agree that all Tax returns and reports shall be filed consistent with the sale of assets taking place on the Closing Date.

         8.8.       Preservation of Books and Records.

                    For a period of three (3) years after the Closing Date, Seller agrees not to dispose of, and agrees to provide Buyer reasonable access to, any material books or records in Seller's possession immediately after the Closing Date that relate to the business or operations of the Stations prior to the Closing Date.


                                   ARTICLE 9.
                             CONDITIONS PRECEDENT TO
                           BUYER'S OBLIGATION TO CLOSE

                    The obligations of Buyer to purchase the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Closing of each of the following conditions:


         9.1.       Representations and Covenants.

                    The representations and warranties of Seller made in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except as modified by the Schedules updated after the date hereof in accordance with Section 8.5 and except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time)), and the covenants and agreements of Seller required to be performed on or before the Closing Date in accordance with the terms of this Agreement shall have been performed in all respects, except to the extent that the failure of such representations and warranties to be true and correct and the failure to perform such covenants shall not have, when considered together, had a Material Adverse Effect.


         9.2.       Delivery of Documents.

                    Seller  shall  have   delivered  to  Buyer  all   contracts,
agreements, instruments and documents required to be delivered by Seller to Buyer with respect to the Stations pursuant to Section 11.2.


         9.3.       FCC Order.

                    The FCC Order shall have been issued with respect to the Stations.

         9.4.       Hart-Scott-Rodino.

                    All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.


         9.5.       Legal Proceedings.

                    No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.



                                   ARTICLE 10.
                             CONDITIONS PRECEDENT TO
                          SELLER'S OBLIGATION TO CLOSE

                    The obligations of Seller to sell, transfer, convey and deliver the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Seller) at or prior to the Closing of each of the following conditions:


         10.1.      Consummation of the Merger.

                                The Merger under the Merger Agreement shall have
been consummated in accordance with its terms.


         10.2.      Representations and Covenants.

                    The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time)), and the covenants and agreements of Buyer required to be performed on or before the Closing Date in accordance with the terms of this Agreement shall have been performed in all material respects.


         10.3.      Delivery by Buyer.

                    Buyer shall have delivered to Seller the Purchase Price and all contracts, agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to Section 11.3.

         10.4.      FCC Order.

                    The FCC Order shall have been issued with respect to the Stations.


         10.5.      Hart-Scott-Rodino.

                    All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.


         10.6.      Legal Proceedings.

                    No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.


                                   ARTICLE 11.
                                     CLOSING


         11.1.      Closings.


                    11.1.1. The Closing hereunder shall be held for all of the Stations on a date specified by Seller that is not later than ten (10) days after the date on which all of the FCC Orders for all of the Stations shall have been issued (the "Closing Date").

                    11.1.2. The Closing hereunder shall be held at 10:00 A.M. local time on the Closing Date at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia, or at such other time and place as the parties may agree.


         11.2.      Delivery by Seller.

                    At or before the Closing, Seller shall deliver to Buyer the following:

                    11.2.1.     Agreements and Instruments

                                The  following  bills of sale,  assignments  and
other instruments of transfer, dated as of the Closing Date and duly executed by
Seller:

                                (a)    the Bill of Sale;
                                (b)    the Assignment of FCC Licenses;
                                (c)    the Assignment of Contracts and Leases;
                                (d)    the Assumption Agreement;

                                (e) certificates of title with respect to the motor vehicles listed on Schedule 2.1.9 or if any such motor vehicles are leased by Seller, an assignment of such lease; and
                                (f) special or limited warranty deeds for all Real Property owned by Seller in the form appropriate to the jurisdictions in which such Real Property is located.

                    11.2.2.     Consents.

                                Copies of all  consents  Seller has been able to
obtain to effect the  assignment  to Buyer of the  Station  Contracts  listed on
Schedule 3.4.

                    11.2.3.     Certified Resolutions.

                                A  copy  of  the   approval  of  the  boards  of
directors of Seller, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby.

                    11.2.4.     Officers' Certificates.

                                (a)  A  certificate  of  Seller  certifying  the
matters set forth in Section 9.1; and

                                (b) A certificate of Seller as to the incumbency
of the representatives of Seller executing this Agreement or any of the other Seller Documents on behalf of Seller.

                    11.2.5.     Good Standing Certificates.

                                To the  extent  available  from  the  applicable
jurisdictions, certificates as to the formation and/or good standing of Seller issued by the appropriate governmental authorities in the states of organization and each jurisdiction in which Seller is qualified to do business, each such certificate (if available) to be dated a date not more than a reasonable number of days prior to the Closing Date.

                    11.2.6.     Opinion of Counsel.

                                An   opinion   of   Hogan  &   Hartson   L.L.P.,
substantially in the form of Exhibit G hereto.

         11.3.      Delivery by Buyer.

                    At or before the Closing, Buyer shall deliver to Seller the following:

                    11.3.1.     Purchase Price Payment.

                                The Purchase Price (less any amounts  previously
paid by Buyer to Seller on the Preliminary Payment Date) in the amount and manner set forth in Section 2.

                    11.3.2.     Agreements and Instruments.

                                The Assumption  Agreement and other  instruments
of transfer, dated as of the Closing Date and duly executed by Buyer.

                    11.3.3.     Certified Resolutions.

                                Copies  of  the  resolutions  of  the  board  of
directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

                    11.3.4.     Officers' Certificate.

                                (a) A certificate  of Buyer signed by an officer
of Buyer certifying the matters set forth in Section 10.2; and

                                (b) A  certificate  signed by the  Secretary  of
Buyer as to the incumbency of the officers of Buyer executing this Agreement or any of the other Buyer Documents on behalf of Seller.

                    11.3.5.     Opinion of Counsel.

                                An opinion of Thomas & Libowitz, P.A., in a form
reasonably acceptable to Sellers.


                                   ARTICLE 12.
                            SURVIVAL; INDEMNIFICATION


         12.1.      Survival of Representations.

                                12.1.1.   Unless   otherwise  set  forth  herein
(including, without limitation, Section 12.1.2), all representations and warranties, covenants and agreements of Seller and Buyer contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing Date and shall remain in full force and effect to the following extent: (a) representations and warranties shall survive for a period of twelve (12) months after the Closing Date, (b) the covenants and agreements which by their terms survive the Closing shall continue in full force and effect until fully discharged (but not beyond the expiration of twelve (12) months after the Closing Date), and (c) any representation, warranty, covenant or agreement that is the subject of a claim which is asserted in a reasonably detailed writing prior to the expiration of the survival period set forth in this Section 12.1.1, shall survive with respect to such claim or dispute until the final resolution thereof.

                    12.1.2. Notwithstanding Section 12.1.1, if the Preliminary Payment shall have been received by Seller and the Closing shall have occurred, all representations, warranties, covenants and agreements of Seller with respect to the Stations contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Preliminary Payment Date and shall remain in full force and effect to the following extent: (a) representations and warranties with respect to the Stations shall survive for a period of twelve (12) months after the Preliminary Payment Date, (b) the covenants and agreements relating to the Stations which by their terms survive the Preliminary Payment Date, shall continue in full force and effect until fully discharged (but not beyond the expiration of twelve (12) months after the Closing Date), and (c) any representation, warranty, covenant or agreement that is the subject of a claim which is asserted in a reasonably detailed writing prior to the expiration of the survival period set forth in this Section 12.1.1, shall survive with respect to such claim or dispute until the final resolution thereof.

                    12.1.3. No claim for indemnification may be made pursuant to this Article 12 after the survival period set forth in this Section 12.1.


         12.2.      Indemnification by Seller.

                    Subject to the conditions and provisions of Section 12.4 and
Section 12.5, from and after the Closing Date, Seller agrees to indemnify, defend and hold harmless Buyer from and against and in any respect of, on a net after-tax basis, any and all Losses, asserted against, resulting to, imposed upon or incurred by Buyer, directly or indirectly, by reason of or resulting from: (a) any failure by Seller to pay, perform or discharge any Liabilities not assumed by Buyer pursuant hereto; (b) the business or operations of the Stations during the period prior to the Closing Date (except to the extent Buyer has assumed the Liability for any such Losses pursuant hereto); provided, however, that (i) if the Preliminary Payment shall have been received by Seller and the Closing shall have occurred, Seller's indemnification obligations under this clause (b) with respect to the Stations shall be limited to the period prior to the Preliminary Payment Date; (c) any misrepresentation or breach of the representations and warranties of Seller contained in or made pursuant to this Agreement or any other Seller Document;
(d) any breach by Seller of any covenants of Seller contained in or made pursuant to this Agreement or any other Seller Document; or (e) the failure of Seller to comply with the provisions of any applicable bulk transfer law.


         12.3.      Indemnification by Buyer.

                    Subject to the conditions and provisions of Section 12.4 and
Section 12.5, from and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless Seller from, against and with respect of, on a net after-tax basis, any and all Losses, asserted against, resulting to, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from: (a) any failure by Buyer to pay, perform or discharge any Liabilities assumed by Buyer pursuant hereto; (b) the business or operations of the Stations during the period from and after the Closing Date; (c) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement or any other Buyer Document; or (d) any breach by Buyer of any covenants of Buyer contained in or made pursuant to this Agreement or any other Buyer Document. Notwithstanding the foregoing, if the Preliminary Payment shall have been received by Seller and the Closing shall have occurred, Buyer's indemnification obligations under this Section 12.3 with respect to the Stations shall be from and after the Preliminary Payment Date, and, for purposes of clause (b) of this Section 12.3, shall be for the period from and after the Preliminary Payment Date.


         12.4.      Limitations on Indemnification.

                    12.4.1.   Notwithstanding   any  other   provision  of  this
Agreement to the contrary, in no event shall Losses include a party's incidental, consequential or punitive damages, regardless of the theory of recovery. Each party hereto agrees to use reasonable efforts to mitigate any Losses which form the basis for any claim for indemnification hereunder.

                    12.4.2. Notwithstanding any other provision of this Agreement to the contrary, the Heritage Sellers (taken as a whole) shall not be liable to Buyer in respect of any indemnification hereunder except to the extent that (a) the aggregate amount of Losses of Buyer under this Agreement and under the Multi-Stations Agreement (taken as a whole) exceeds One Million Dollars ($1,000,000) (the "Basket Amount"), and then only to the extent of the excess over the amount of Five Hundred Thousand Dollars ($500,000), and (b) the aggregate amount of Losses of Buyer under this Agreement and under the Multi-Stations Agreement (taken as a whole) is less than Twelve Million Six Hundred Thousand Dollars ($12,600,000)

(the "Indemnity Cap"); provided, however, the Basket Amount shall not be applicable to any amounts owed in connection with the determination of the Proration Amount pursuant to Section 2.7, or to Seller's reimbursement obligations under Section 8.4.8.

                    12.4.3. Notwithstanding any other provision of this Agreement to the contrary, and except for remedies that Buyer may have for Seller's fraud, which remedies shall not be limited, Buyer acknowledges and agrees that the maximum aggregate liability of the Heritage Sellers (taken as a whole) pursuant to this Agreement and the Multi-Stations Agreement (taken as a whole) to Buyer and any third parties for any and all Losses shall not exceed the Indemnity Cap, regardless of whether Buyer seeks indemnification pursuant to this Article 12, regardless of the form of action, whether in contract or tort, including negligence, and regardless of whether or not the Heritage Sellers are notified of the possibility of damages to Buyer or any other third party.

                    12.4.4. Each party (a "recipient party") shall notify the other party in writing (the "representing party") reasonably promptly of any perceived breach by the representing party of which the recipient party has knowledge of any representations, warranties, covenants and agreements, and of any Losses (including a brief description of the same) of the recipient party caused thereby. In the event of any breach that is cured prior to the Closing Date in accordance with the terms of this Agreement, the representing party shall have no obligation under Section 12.2 or Section 12.3 or otherwise to indemnify the recipient party with respect to such Losses.


         12.5.      Conditions of Indemnification.

                    The obligations and liabilities of Seller and of Buyer hereunder with respect to their respective indemnities pursuant to this Section 12, resulting from any Losses, shall be subject to the following terms and conditions:

                    12.5.1. The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

                    12.5.2. The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Losses at the Indemnifying Party's risk and expense.

                    12.5.3. In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the

Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.


                    12.5.4. Anything in this Section 12.5 to the contrary notwithstanding, (a) if there is a reasonable possibility that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Losses, (b) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance satisfactory to the Indemnified Party, and (c) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses and (d) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith.


         12.6.      Cure of Breach.

                    Notwithstanding any other provision of this Agreement to the contrary, a breach by Seller of any representations and warranties or a failure to perform any covenant or agreement hereunder may be cured by Seller prior to the Closing Date or the Preliminary Payment Date (a) by reducing the Purchase Price in an amount equal to the Losses to Buyer caused by such breach, (b) by making payment to a third party or taking other action to discharge the Losses,
(c) by placing an amount equal to the Losses in an escrow account under an escrow arrangement reasonably satisfactory to Seller and Buyer, or (d) a combination of the foregoing. If the foregoing actions fully cure the breach, Seller shall have no obligation under Section 12.2 or otherwise to indemnify Buyer with respect to the Losses caused by such breach; if such actions partially cure the breach, Seller shall continue to have an obligation under Section 12.2 to indemnify Buyer with respect to the remaining portion of the Losses caused by such breach.



                                   ARTICLE 13.
                                   TERMINATION


         13.1.      Termination by the Parties.

                    This Agreement may be terminated at any time prior to the Closing by:

                    13.1.1.     the mutual consent of Seller and Buyer;

                    13.1.2.  Seller in  accordance with,  and subject  to,   the
terms and conditions of Section 14.1, and Buyer in accordance with, and subject to, the terms and conditions of Section 14.2;

                    13.1.3. either Buyer or Seller in accordance with, and subject to the terms and conditions of Section 8.2; provided, that a termination pursuant to this Section 13.1.3 shall only terminate this Agreement with respect to the Station for which such termination applies under Section 8.2; and

                    13.1.4 Buyer (a) if the Merger shall not have been consummated on or prior to December 30, 1997, (b) if the Merger shall have been rejected by the HMC stockholders at the meeting held for the purpose of voting on the Merger or (c) any action has been taken by any Governmental Authority which will preclude the consummation of the Merger on or prior to December 30, 1997


         13.2.      Automatic Termination.

                    This Agreement shall automatically terminate without further action by the parties upon the termination of the Merger Agreement in accordance with its terms.


         13.3.      Effect of Termination.

                    13.3.1. In the event this Agreement is terminated as provided in Sections 13.1.1, 13.1.3, 13.1.4 and 13.2, Buyer shall receive the immediate return of the Allocable Deposit (except, in the case of a termination pursuant to Section 13.1.3, only that portion of the Deposit allocable to the Station with respect to which this Agreement is terminated and only to the extent that such portion of the Deposit may be released pursuant to Section 8.2); this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided, however, that the obligations of Buyer and Seller set forth in Sections 6.3 and 7.1 (which relate to confidentiality), and Section 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).


                    13.3.2. In the event this Agreement is terminated as provided in Section 13.1.2, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided, however, that the obligations of Buyer and Seller set forth in Sections 6.3 and 7.1 (which relate to confidentiality),
Article 14 (which  relates to remedies and return of the Allocable  Deposit) and
Section 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).


                                   ARTICLE 14.
                                    REMEDIES


         14.1.      Default by Buyer.

                    14.1.1. If Buyer shall default in the performance of its obligations under this Agreement in any material respect and such default is not cured within thirty (30) days after notice thereof, and provided that Seller shall not then be in material default in the performance of Seller's obligations hereunder, Seller shall be entitled, by written notice to Buyer, to terminate this Agreement, and as Seller's sole and exclusive remedy under this Agreement, to receive the Allocable Deposit (without set-off, deduction or counterclaim) as liquidated damages, and upon such payment Buyer shall be discharged from all further liability under this Agreement.

                    14.1.2. In addition to and notwithstanding the provisions of
Section 14.1.1, if Buyer shall default in the performance of any of its obligations in any respect in Section 2.6 (it being understood that Buyer shall have no right to cure any default under such section or any other payment default hereunder), Seller shall, as Seller's sole and exclusive remedies and as liquidated damages, be (a) entitled, by written notice to Buyer, to terminate Seller's obligation to sell the Stations to Buyer and to immediately receive the Allocable Deposit (without set-off, deduction or counterclaim) as provided in
Section 2.6 hereof, and (b) entitled to take all such other actions as are provided in Section 2.6 hereof (including, without limitation, conducting the Makewell Sale). Seller shall have the rights set forth in this Section 14.1.2 regardless of whether Seller shall then be in breach of any representations, warranties, covenants or agreements herein.



         14.2.      Default by Seller.

                    If Seller shall default in the performance of Seller's obligations under this Agreement, and such default is not cured within thirty
(30) days after notice thereof and such default has had or is reasonably likely to have a Material Adverse Effect, and provided that Buyer shall not then be in material default in the performance of Buyer's obligations hereunder, Buyer shall be entitled, by written notice to Seller, to terminate this Agreement, to receive the immediate return of the Allocable Deposit, and upon consummation of the Merger, to pursue any other remedies Buyer has at law or in equity or otherwise. In furtherance of the foregoing, Buyer shall have no recourse against Seller until the Merger shall have been consummated.


         14.3.      Liquidated Damages.

                    Seller and Buyer have provided for the amount of the Allocable Deposit and the Makewell Payment to be liquidated damages as a remedy for Seller after having considered carefully the anticipated and actual harms and losses that would be incurred if Buyer defaults and thus fails to perform its obligations to consummate the transactions contemplated hereunder, the difficulty of ascertaining at this time the actual amount of damages, special and general, that Seller will suffer in such event, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy in such event; provided, that the foregoing shall not be deemed to limit Buyer's obligation to make, and Seller's right to receive, the Makewell Payment hereunder which, to the extent obligated pursuant hereto, shall, together with the Allocable Deposit, constitute Seller's sole and exclusive remedies hereunder and as liquidated damages.


                                   ARTICLE 15.
                               GENERAL PROVISIONS


         15.1.      Additional Actions, Documents and Information.

                    Buyer agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Seller in connection with the consummation of the purchase and sale contemplated by this Agreement. Seller agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Buyer in connection with the consummation of the purchase and sale contemplated by this Agreement.



         15.2.      Brokers.

                    Seller represents to Buyer that, except for the brokerage fees payable to Seller's Broker (which fees are solely the responsibility of Seller), Seller has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; Buyer represents to Seller that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Seller agrees to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other parties for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing without limitation and shall not be subject to the Basket Amount contained in Section 12.4.


         15.3.      Expenses and Taxes.

                    Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, Buyer and Seller shall each pay one-half of (a) all sales (including, without limitation, bulk sales), use, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes") applicable to, imposed upon or arising out of the sale by Seller and the purchase by Buyer of the Stations whether now in effect or hereinafter adopted and regardless of which party such Transfer Tax is imposed upon, (b) any FCC filing fees incurred in connection with the assignment of the FCC Licenses to Buyer, (c) any fees and expenses incurred in connection with any HSR Filings, and (d) the fees and expenses of Geraghty & Miller for the environmental site assessments performed on the Real Property as disclosed on
Schedule 3.16.


         15.4.      Notices.

                    All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed as follows:

                           If to Buyer:


                                    Sinclair Broadcast Group, Inc.
                                    2000 W. 41st Street
                                    Baltimore, Maryland  21211
                                    Attn:   David D. Smith, President
                                    Fax:    (410) 467-5043

                           with a copy (which shall not constitute notice) to:

                                    Thomas & Libowitz, P.A.
                                    100 Light Street, Suite 1100
                                    Baltimore, Maryland  21202
                                    Attn:   Steven A. Thomas, Esq.
                                    Fax:    (410) 752-2046

                           If to Seller:

                                    Heritage Media Corporation
                                    13355 Noel Road
                                    Suite 1500
                                    Dallas, Texas  75240
                                    Attn:   David N. Walthall
                                    Fax:    (972) 702-7382

                           with a copy (which shall not constitute notice) to:

                                    Crouch & Hallett, L.L.P.
                                    717 North Harwood
                                    14th Floor
                                    Dallas, Texas  75201
                                    Attn:   Bruce H. Hallett, Esq.
                                    Fax:    (214) 453-3154
                           and to:

                                    The News Corporation Limited
                                    c/o News America Publishing Incorporated
                                    1211 Avenue of the Americas
                                    New York, New York  10036
                                    Attn:   Arthur M. Siskind, Esq.
                                    Fax:    (212) 768-2029
                           with a copy (which shall not constitute notice) to:

                                    Hogan & Hartson L.L.P.
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C.  20004
                                    Attn:   William S. Reyner, Jr., Esq.
                                    Fax:    (202) 637-5910

or such other address as the addressee may indicate by written notice to the other parties.

                    Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


         15.5.      Waiver.

                    No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


         15.6.      Benefit and Assignment.

                    15.6.1. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect; provided, however, that the parties hereto acknowledge and agree that none of the transactions contemplated under the Transfer Agreement or the Trust Agreement shall constitute an assignment, in whole or in part, of any of the terms of this Agreement; provided further, however, Buyer shall be entitled, without the consent of Seller, to assign its rights and interests hereunder (in whole or in part as to any Station) to any direct or indirect wholly-owned subsidiary; provided, however, that Buyer gives Seller written notice thereof and such assignee shall be responsible for all representations, covenants and agreements of Buyer hereunder as if such assignee was a party hereto, and that any such assignment shall not relieve Buyer of any Liabilities hereunder.


                    15.6.2. Seller acknowledges and agrees that at the Closing, Buyer may require that Seller transfers the Assets and Liabilities of the Stations to a third party designated in writing by Buyer (a "Designee") at least ten (10) days prior to the Closing; provided, however, that (a) such Designee shall on or prior to the Closing Date assume all Assumed Liabilities; (b) an FCC Order shall have been issued on or prior to the Closing Date authorizing such transfer; (c) the transfer to such Designee would not violate any Laws, (d) the transfer to such Designee would not delay in any respect the date for the Closing as required by the terms of this Agreement; (e) the transfer to such Designee shall not relieve Buyer from any of its obligations hereunder; (f) there shall be no assignment or transfer (actual or implied) of this Agreement to such Designee; (g) Seller shall have no Liabilities or obligations to any such Designee under this Agreement, any Seller Document or otherwise; and (h) such Designee shall deliver to Seller a written certificate, pursuant to which the Designee acknowledges and agrees for the benefit of Seller to the terms and conditions of the designation as described herein. The parties shall cooperate in all reasonable respects in making any modifications to the closing documents and deliveries that may be necessary or appropriate in connection with the transfer of Assets and Liabilities of the Stations to any Designee pursuant to this Section 15.6.2.

                    15.6.3. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Person, other than the parties hereto, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.


         15.7.      Entire Agreement; Amendment.

                    This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto and News Corp.

         15.8.      Severability.

                    If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.


         15.9.      Headings.

                    The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.


         15.10.     Governing Law.

                    This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.


         15.11.     Signature in Counterparts.

                    This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

H&H Final
\\\MC - 61599/8 - 0048956.05
                    IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                                       HERITAGE BROADCASTING GROUP, INC.



                                       By: /s/ David N. Walthall
                                          ------------------------------------
                                          Name: David N. Walthall
                                          Title: President and Chief Executive
                                                  Officer



                                       SINCLAIR BROADCAST GROUP, INC.



                                       By: /s/ David Smith
                                          ------------------------------------
                                          Name: David Smith
                                          Title:   President

                                   ANNEX I-11

                                     ANNEX I
                                   DEFINITIONS


                  "Account Sale" shall mean a sale of the Stations for Buyer's account and benefit on terms and conditions and to such buyer or buyers approved in writing by Buyer (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, there shall be no survival of any representations, warranties, covenants or agreements by Seller in connection with any such sale, nor any indemnification available to any buyer in respect thereof from and after the closing of any such sale other than such survival and indemnification to the extent set forth in Article 12 hereof.

                  "Accounting Firm" shall have the meaning set forth in Section 2.7.3.

                  "Accounts Receivable" means all cash accounts receivable with respect to the Stations as of the end of the broadcast day immediately preceding the Closing Date; provided, however, that if Seller shall have received the Preliminary Payment, the Accounts Receivable for the Stations shall mean all cash accounts receivable with respect to the Stations as of the end of the broadcast day immediately preceding the Preliminary Payment Date.

                  "Additional  Agreements"  shall have the  meaning set forth in
Section 6.1.6.

                  "Affiliate" shall mean, with respect to any Person, any other Person that, (a) directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, (b) is an officer, director, trustee, partner (general or limited), employee or holder of five percent (5%) or more of any class of any voting or non-voting securities or other equity in the first Person, (c) is an officer, director, trustee, partner (general or limited), employee or holder of five percent (5%) or more of any class of the voting or non-voting securities or other equity in any Person which directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, and (d) any Family of any individual included in (a), (b) or
(c). For purposes of this definition, "control" (including with correlative meanings "controlled by" and "under common control with") shall mean possession, directly or indirectly, of either (X) five percent (5%) or more of the voting power of the securities having ordinary voting power for the election of directors of the first Person, or (Y) the power to direct or cause the direction of the management or policies of the first Person (whether through ownership of securities, partnership interests or any other ownership or debt interests, by contract or otherwise).

                  "Allocable  Deposit"  shall  have  the  meaning  set  forth in
Section 2.5.1.

                  "Applicant" shall have the meaning set forth in Section 4.5.2.

                  "Appraisal Firm" shall have the meaning set forth in Section 2.8.3.

                  "Appraisal Report" shall have the meaning set forth in Section 2.8.3.

                  "Assets" shall have the meaning set forth in Section 2.1.

                  "Assignment of Contracts and Leases" means that certain Assignment of Contracts and Leases, dated as of the Closing Date and executed by Seller, substantially in the form attached hereto as Exhibit D.

                  "Assignment of FCC Licenses" means that certain Assignment of FCC Licenses, dated as of the Closing Date and executed by Seller, substantially in the form attached hereto as Exhibit C.

                  "Assumed  Liabilities"  shall  have the  meaning  set forth in
Section 2.9.2.

                  "Assumption   Agreement"   means   that   certain   Assumption
Agreement,   dated  the  Closing   Date  and   executed  by  Buyer  and  Seller,
substantially in the form attached hereto as Exhibit E.

                  "Balance Sheet" shall have the meaning set forth in Section 3.5.1.

                  "Base  Purchase  Price"  shall have the  meaning  set forth in
Section 2.4.

                  "Basket Amount" shall have the meaning set forth in Section 12.4.2.

                  "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Plan, including, without limitation, employment agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, perquisite, company cars, any plans subject to Code Section 125, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                  "Benefit Plans" shall have the meaning set forth in Section 3.14.1.

                  "Bill of Sale" means that certain Bill of Sale and Assignment of Assets, dated as of the Closing Date and executed by Seller, substantially in the form attached hereto as Exhibit B.

                  "Buyer Documents" shall mean, collectively, this Agreement, the Deposit Escrow Agreement and the Assumption Agreement.

                  "Buyer's Plan" shall have the meaning set forth in Section 8.4.5.

                  "Closing" means a closing of the purchase, assignment and sale of Assets contemplated hereunder.

                  "Closing Date" shall have the meaning set forth in Section 11.1.1.

                  "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "Communications Act" means the Communications Act of 1934, as amended.

                  "Cost of Carry" shall be equal to the sum of all expenses incurred, or liabilities reasonably assumed or discharged, by Seller or any of its Affiliates, in connection with the business or operation of the Stations, including any Taxes, professional fees and expenses, payments to employees, agents, customers, vendors of the Stations and capital expenditures in the Ordinary Course of Business in respect of the Stations during any Interim Period. For purposes of computing any Taxes relevant to the determination of Cost of Carry, Seller and its Affiliates shall each be assumed to be a corporation that is fully taxable on all of its income or gains at the highest applicable marginal rates for the Taxes at issue.

                  "Current Balance Sheet Date" shall have the meaning set forth in Section 3.5.2.

                  "Deferred  Contract"  shall  have  the  meaning  set  forth in
Section 6.2.9.

                  "Deposit" shall have the meaning set forth in Section 2.3.

                  "Deposit Escrow Agent" means Citibank, N.A.

                  "Deposit Escrow Agreement" means that certain Escrow Agreement dated as of the date hereof by and among Buyer, Heritage Sellers, News America Publishing Incorporated and the Deposit Escrow Agent, in the form of Exhibit A attached hereto.

                  "Deposit Release Date" shall have the meaning set forth in the Multi-Stations Agreement.

                  "Designated  Properties"  shall have the  meaning set forth in
Section 6.2.9.

                  "Designee" shall have the meaning set forth in Section 15.6.2.

                  "Disposition Expenses" shall mean all costs, fees, expenses and other amounts incurred or payable, directly or indirectly, by Seller, the Trustee and/or News Corp. (or any Affiliate of Seller or News Corp.), in connection with the disposition of the Stations pursuant to an Account Sale or a Makewell Sale, including, without limitation, (i) all reasonable legal, accounting, brokerage and other professional fees, costs and expenses incurred for the benefit of any such Person, (ii) all Taxes payable by any such Person or the Stations, including, without limitation, sales and transfer taxes applicable to, imposed upon or arising out of such Account Sale or Makewell Sale, as the case may be, or (iii) all filing, registration and other similar fees and expenses paid by or on behalf of any such Person, including, without limitation, any such fees and expenses paid pursuant to Hart-Scott-Rodino and the Communications Act or the rules, regulations, policies of the FTC and the FCC. For purposes of computing any Taxes relevant to the determination of Disposition Expenses, Seller, the Trustee and/or News Corp. (or any Affiliate of Seller or News Corp.) shall each be assumed to be a corporation that is fully taxable on all of its income or gains at the highest applicable marginal rates for the Taxes at issue.

                  "DMA" means the designated market area for the Stations as determined by the A.C. Nielsen Co.

                  "Encumbrances" mean any mortgages,  pledges,  liens,  security
interests,   defects   in   title,   easements,   rights-of-way,   encumbrances,
restrictions and any other matters affecting title.

                 "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq.; or any other applicable federal, state, or local laws relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or the protection of the environment from Hazardous Materials

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "ERISA Affiliate" means any person that, together with Seller, would be or was prior to March 17, 1997 treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA.

                  "Excluded Assets" shall have the meaning set forth in Section 2.2.

                  "Family" shall mean of an individual includes (a) the individual, (b) the individual's spouse and former spouses and any other natural person who resides with such individual, (c) any other natural person who is related to the individual or any person described in the preceding clause (b) within the second degree.

                  "FCC" means the Federal Communications Commission.

                  "FCC Applications" shall have the meaning set forth in Section 5.1.

                  "FCC Licenses" shall have the meaning set forth in Section 2.1.1.

                  "FCC Order" means an order or orders of the FCC, or of the Chief, Mass Media Bureau of the FCC, acting under delegated authority, consenting to the assignment to Buyer of the FCC Licenses for the Stations.

                  "Final  Proration  Amount" shall have the meaning set forth in
Section 2.7.3.

                  "FTC" means the Federal Trade Commission.

                  "Governmental Authority" means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.

                  "Hart-Scott-Rodino"  means  the  Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "HSR Filing" shall have the meaning set forth in Section 5.2.

                  "Hazardous Materials" means any wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

                  "Heritage Sellers" means the Seller and the Multi-Stations Sellers.

                  "Heritage Stations" means the Stations and the Multi-Stations.

                  "Indemnified Party" and "Indemnifying Party" shall have the respective meanings set forth in Section 12.5.1.

                  "Indemnity Cap" shall have the meaning set forth in Section 12.4.2.

                  "Intellectual  Property"  shall have the  meaning set forth in
Section 2.1.4.

                  "Interim Period" shall have the meaning set forth in Section 2.6.4.

                  "Laws" means any federal, state or local law, statute, code, ordinance, regulation, order, writ, injunction, judgment or decree applicable to the specified Person and to the businesses and assets thereof.

                  "Leased Property" shall have the meaning set forth in Section 2.1.2(b).

                  "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other books and records.

                  "Losses" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements.

                  "Makewell Closing" shall have the meaning set forth in Section 2.6.2.

                  "Makewell Payment" shall have the meaning set forth in Section 2.6.2.

                  "Makewell Sale" shall have the meaning set forth in Section 2.6.1.

                  "Material Adverse Effect" means a material adverse effect on the business, assets or financial condition of the Heritage Stations taken as a whole, except for any such material adverse effect resulting from (a) general economic conditions applicable to the television or radio broadcast industry,
(b) general  conditions in the markets in which the Heritage  Stations  operate,
(c) circumstances that are not likely to recur and either have been substantially remedied or can be substantially remedied without substantial cost or delay, or (d) the refusal by Buyer to consent to any new Program Contract.

                  "Merger" shall have the meaning set forth in the Recitals.

                  "Merger Agreement" shall have the meaning set forth in the Recitals.

                  "Multiemployer Plan" means any Plan described in Section 3(37) of ERISA.

                  "Multi-Stations Agreement" means that certain Asset Purchase Agreement dated as of the date hereof by and between the Multi-Stations Sellers and the Buyer pursuant to which the Multi-Stations Sellers has agreed to sell, and the Buyer has agreed to purchase the Multi-Stations.

                  "Multi-Stations Sellers" means WEAR-TV, LTD., an Iowa corporation, ROLLINS TELECASTING, INC., a Delaware corporation, WNNE-TV, INC., a Vermont corporation, KOKH, INC., a Delaware corporation, WCHS, LTD., an Iowa corporation, WVAE-FM, INC., an Iowa corporation, KCFX-FM, INC., an Iowa corporation, HERITAGE-WISCONSIN BROADCASTING CORP., a Wisconsin corporation, KKSN, INC., a Delaware corporation, WBBF, INC., a New York corporation, WIL MUSIC, INC., a Missouri corporation and KIHT-FM, INC., a Missouri corporation.

                  "Multi-Stations" means the following: (i) the television broadcast stations WEAR-TV, Channel 3, Pensacola, Florida, WFGX-TV, Channel 35, Pensacola, Florida, WPTZ-TV, Channel 5, North Pole, New York, WFFF-TV, Channel 44, North Pole, New York, WNNE-TV, Channel 31, Hartford, Vermont, KOKH-TV, Channel 25, Oklahoma City, Oklahoma, and WCHS-TV, Channel 8, Charleston, West Virginia, and (ii) the radio broadcast stations WGH(FM), Newport News, Virginia, WGH(AM), Newport News, Virginia and WVCL(FM), Norfolk, Virginia; KXTR(FM), Kansas City, Missouri, KCFX-FM, Harrisonville, Missouri, KCIY(FM), Liberty, Missouri, KCAZ(AM), Mission, Kansas and KQRC(FM), Leavenworth, Kansas; WEMP(AM), Milwaukee, Wisconsin, WMYX(FM), Milwaukee, Wisconsin and WAMG(FM), Wauwatosa, Wisconsin; KKSN(AM),

Vancouver, Washington, KKSN-FM, Salem, Oregon and KKRH-FM, Salem, Oregon; WBBF(AM), Rochester, New York, WBEE-FM, Rochester, New York, WKLX(FM),
Rochester, New York and WQRV(FM), Avon, New York; and WRTH(AM), St. Louis, Missouri, WIL-FM, St. Louis, Missouri; and KIHT(FM), St. Louis, Missouri.

                  "Operating  Contracts"  shall  have the  meaning  set forth in
Section 2.1.8.

                  "Ordinary Course of Business" means, with respect to Seller, the ordinary course of business consistent with past practices of Seller both with respect to type and amount; any actions taken pursuant to the requirements of law or contracts existing on the date hereof shall be deemed to be action in the Ordinary Course of Business.

                  "Permitted Encumbrances" means (a) Encumbrances of a landlord, or other statutory lien not yet due and payable, or a landlord's liens arising in the Ordinary Course of Business, (b) Encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Station Contracts set forth on the Schedules which have been made available to Buyer,
(c) Encumbrances arising pursuant to the terms of leases on Real Property or Leased Property as set forth on Schedule 2.1.1 and Schedule 2.1.8 which are subject to any lease or sublease to a third party, (d) Encumbrances for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Seller's books in accordance with generally accepted accounting principles,
(e) Encumbrances that do not materially detract from the value of any of the Assets or materially interfere with the use thereof as currently used, or (f) those Encumbrances on Schedule 3.8.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

                  "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by Seller or any ERISA Affiliate of a Seller; (b) to which Seller contributed or was obligated to contribute or to fund or provide benefits or had any liability (whether actual or contingent) with respect to any of its assets or otherwise; or (c) which provides or promises benefits to any person who performs or who has performed services for Seller and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

                  "Preliminary Payment Date" shall have the meaning set forth in
Section 2.6.3.

                  "Preliminary  Payment"  shall  have the  meaning  set forth in
Section 2.6.1.

                  "Program  Contracts"  shall  have  the  meaning  set  forth in
Section 2.1.5.

                  "Proration Amount" shall have the meaning set forth in Section 2.7.1.

                  "Proration Items" shall mean any power and utility charges, business and license fees (including retroactive adjustments thereof), sales and service charges, commissions, special assessments, and rental payments and personal and real estate Taxes and assessments with respect to the Real Property, taxes (except for Taxes arising from the transfer of the Assets hereunder), deposits, Trade-out Agreements, accrued vacation, unused sick leave and other similar prepaid and deferred items and any other operating expenses incurred in the Ordinary Course of Business (except with respect to Program Contracts, only those payments due and payable during the month in which the Closing occurs shall be prorated). The parties acknowledge and agree that there shall be excluded from Proration Items the following: (a) severance pay relating to any employee of Seller who shall have been terminated prior to the Closing Date, and (b) any Liabilities not being assumed by Buyer in accordance with
Section 2.10.

                  "Purchase Price" shall have the meaning set forth in Section 2.4.

                  "Qualified Plan" means a Plan that satisfies, or is intended by Seller to satisfy, the requirements for tax qualification described in
Section 401 of the Code including, without limitation, any Plan that was terminated on or after July 1, 1989, as to which Seller may have any actual or contingent liability.

                  "Real Property" shall have the meaning set forth in Section 2.1.2(a).

                  "Restricted  Contracts"  shall have the  meaning  set forth in
Section 6.2.9.

                  "Retained General Manager" shall have the meaning set forth in
Section 8.4.8.

                  "Schedules" shall mean the disclosure schedules delivered by Seller to Buyer in connection herewith.

                  "Seller Documents" shall mean, collectively, this Agreement, the Deposit Escrow Agreement, the Assignment of Contracts and Leases, the Bill of Sale, the Assignment of FCC Licenses, and the Assumption Agreement.

                  "Seller Tax Returns" means all federal, state, local, foreign and other applicable Tax returns, declarations of estimated Tax reports required to be filed by any of Seller (without regard to extensions of time permitted by law or otherwise).

                  "Seller's Broker" means Allen & Company Incorporated and RP Companies, Inc.

                  "Seller's Plan" shall have the meaning set forth in Section 8.4.5.

                  "Stations'  Cash  Flow"  shall have the  meaning  set forth in
Section 2.6.4.

                  "Station  Contracts"  shall  have  the  meaning  set  forth in
Section 2.1.8.

                  "Stations" shall have the meaning set forth in the Recitals.

                  "Subject Party" shall mean the Seller, the Trustee, News Corp., any Affiliate of News Corp., HMI Broadcasting Corporation, Heritage Media or the Merger Sub.

                  "Taxes" means all federal, state and local taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.

                  "TBA"  means any time  brokerage  agreement,  local  marketing
arrangement,   joint  sales  agreement,   joint  operating  agreement,   limited
management agreement or other similar agreement or contract.

                  "Time  Sales  Agreements"  shall have the meaning set forth in
Section 2.1.7.

                  "Trade-out  Agreements"  shall have the  meaning  set forth in
Section 2.1.6.

                  "Transfer Taxes" shall have the meaning set forth in Section 15.3.

                  "Transferred  Employees"  shall have the  meaning set forth in
Section 8.4.1.

                  "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.